Exhibit 10.3

STATE OF SOUTH CAROLINA	)
	)	AGREEMENT FOR PURCHASE AND SALE
COUNTY OF GREENVILLE	)

THIS AGREEMENT, made and entered into this 22nd day of September, 2005, by and between Logue Court Properties, LLC, a South Carolina limited liability company (hereinafter the “Purchaser”), and Robert W Bruce, an individual and resident of South Carolina, and Camperdown Company, Inc., a South Carolina corporation (hereinafter collectively the “Sellers”).

W I T N E S S E T H:

WHEREAS, Sellers are the owners in fee simple of that certain tract or parcel of land in Greenville County, South Carolina, being more particularly described as follows (hereinafter the “Land”):

That lot, piece and parcel of land consisting of approximately 8,457 acres being located on Logue Court, Greenville, South Carolina. Said Property is further described on Alta/ACSM Land Title Survey and entitled “Survey For Pelham Limited Partnership”, a copy of which is attached hereto as Exhibit A.

WHEREAS, Purchaser desires to purchase from Sellers the Property described below, and Sellers desire to sell and convey the same to Purchaser;

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

SUBJECT PROPERTY

1.1 The Property. Subject to the terms and conditions set forth herein, Purchaser agrees to buy and Sellers agrees to sell and convey all of Sellers’ right, title and interest in and to the Property described as follows:

(a)	The Land;

(b)	All rights, privileges and easements appurtenant to the Land, including all rights, rights-of-way, roadways, roadbeds, and reversions (the “Appurtenant Rights”);

(c)	All improvements on or within the Land, including buildings and structures and signs (the “Improvements”); and

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(d)	All fixtures relating to the Land and/or Improvements.

ARTICLE II

PURCHASE PRICE

2.1 Payment of Purchase Price. The purchase price for the Property shall be Four Million Seven Hundred Fifty Thousand Dollars and No Cents ($4,750,000.00) and shall be paid in cash at Closing, subject to the adjustments required in this Agreement.

2.2 Earnest Money. Within one (1) business day after Purchaser’s receipt of a fully executed original of the Agreement from Sellers, Purchaser shall deliver to NAI Earle Furman, LLC, as escrow agent hereunder (hereinafter referred to as “Escrow Agent”), an earnest money deposit (hereinafter referred to as the “Earnest Money”) in the amount of Fifty Thousand Dollars and No Cents ($50,000.00), payable to the order of Escrow Agent.

Escrow Agent agrees to hold and disburse the Earnest Money in a trust account in accordance with the terms of this Agreement. All Earnest Money shall be applied toward the Purchase Price at Closing (as that term is hereinafter defined).

2.3 Escrow Agent. The Earnest Money shall be held by the Escrow Agent until the Closing Date or sooner termination of this Agreement and Escrow Agent shall pay over the interest or income earned thereon, if any, to the party entitled to the Earnest Money and the party receiving such interest or income shall pay any income taxes due thereon. In the event the Closing shall occur in accordance with the provisions of this Agreement, then, Escrow Agent shall deliver the Earnest Money to Closing Authority. If, for any reason, the Closing does not occur pursuant to the provisions of this Agreement and either party makes a written demand upon Escrow Agent, by registered or certified mail (return receipt optional), or Federal Express, for the payment of the Earnest Money, then Escrow Agent shall give written notice in accordance with the provisions hereof to the other party of the receipt of such demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment of the Earnest Money pursuant to the demand within ten (10) days after the delivery of such notice by Escrow Agent, Escrow Agent is hereby authorized to make such payment in accordance with the aforesaid demand. If Escrow Agent receives written objection from the other party to the proposed payment of the Earnest Money pursuant to the aforesaid demand within such ten (10) day period or if, for any other reason, Escrow Agent in good faith shall elect not to make such payment, Escrow Agent shall continue to hold the Earnest Money until otherwise directed by written instructions from Sellers and Purchaser or a final judgment of a court of competent jurisdiction. Escrow Agent, however, shall have the right at any time to deposit the Earnest Money with the clerk of any court of competent jurisdiction in the state where the Property is located, and Escrow Agent shall give written notice of such deposit to

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the Sellers and the Purchaser, and upon such deposit being made, Escrow Agent shall be discharged from all obligations and responsibilities hereunder. The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent may act upon any writing believed by it in good faith to be genuine and to be signed and presented by the proper person, and that Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Agreement or involving gross negligence. Escrow Agent shall have no duties or responsibilities relating to escrow except as set forth in this paragraph. Escrow Agent shall not be bound by any modification of the Agreement unless the same is in writing and signed by the Purchaser and Sellers and if Escrow Agent’s duties hereunder are affected, unless Escrow Agent shall have given prior written consent thereto. The Sellers and Purchaser hereby jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses (including reasonable attorney’s fees) incurred in connection with the performance by the Escrow Agent of its duties in accordance with the provisions of this Section of this Agreement.

ARTICLE III

SELLER’S REPRESENTATIONS, WARRANTIES AND COVENANTS

In order to induce Purchaser to enter into this Agreement and to purchase the Property, in addition to warranties, representations, covenants, and undertakings contained elsewhere in this Agreement, each Seller hereby makes the following representations, warranties and covenants, each of which is material and is relied upon by Purchaser:

3.1 Authority of Sellers. Each Seller has the right, power and authority to enter into this Agreement and to sell the Property in accordance with the terms and conditions hereof. This Agreement, when executed and delivered by Sellers, will be a valid and binding obligation of Sellers in accordance with its terms.

3.2 No Special Taxes. The Property is not subject to special taxes or assessments for roadway, sewer, or water improvements or other public improvements.

3.3 Options; Leases. No options or other contracts have been granted or entered into which are still outstanding and which give any other party a right to purchase any interest in the Property or any part thereof. The only leases in effect with respect to all or any part of the Property (the “Leases”) are described on the attached Exhibit B, and copies of each lease and all amendments and other documents relating thereto are attached as Exhibit B (collectively, the “Leases”). There are no current or pending defaults under any of the Leases, and the Sellers will give the Purchase immediate notice of any default or threatened default under any Lease. There have been no pre-paid rents under any Lease, and Exhibit C attached hereto evidences all security deposits held by the Sellers. No tenant has any claim to a security deposit relating to any Lease other than as shown on Exhibit C.

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3.4 Condemnation Proceedings. There are no condemnation or eminent domain proceedings pending against the Property or any part thereof and the Sellers have received no notice, oral or written, of the desire of any public authority or other entity to take or use the Property or any part thereof.

3.5 Mechanic’s Liens. No payments for work, materials, or improvements furnished to the Property will be due or owing at Closing and no mechanics lien, materialmans lien, or other similar lien shall be of record against the Property at the time of Closing.

3.6 Pending Litigation. There is no claim, litigation, or other proceeding, the probable outcome of which will have a material adverse effect on the value of the Property or its intended use pending or threatened before any court, commission, or other body or authority, and, further, Sellers have not received written notification of any asserted failure of Sellers or the Property to comply with applicable laws (whether statutory or not) or any rule, regulation, order, ordinance, judgment or decree of any federal, municipal or other governmental authority; provided, however, that this representation shall not apply to liability claims for which there is adequate and sufficient liability insurance.

3.7 Flood Conditions. To the best of the Sellers’ actual knowledge the Property has not suffered any damage nor required any extraordinary repairs due to flooding or inadequate drainage.

3.8 Hazardous Substances. (a) No portion of the Property is in any way contaminated with any hazardous substance; (b) no portion of the Property appears on any state or federal CERCLA (Comprehensive Environmental Responsibility, Compensation, and Liability Act or Superfund) lists as being classified as a hazardous waste site; (c) there is no asbestos on the Property; (d) there is no underground storage tank on the Property; (e) no hazardous waste has been placed in, on or over any portion of the Property; (f) no portion of the Property has been used as a plant or site where hazardous waste is subjected to treatment, storage, disposal or recover; and (g) no portion of the Property is subject to any federal, state or local “Superfund” lien, proceedings, claim, liability or action, or the threat or likelihood thereof, for the clean-up, removal or remediation of any such hazardous substance from the Property.

The term “Superfund” as used herein means the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, being Title 42 U S. C §~9601et seq, as amended, and any similar state statute or local ordinance applicable to the Property, and all rules and regulations promulgated, administered, and enforced by any governmental agency or authority pursuant thereto. The term “underground storage tank” as used herein shall have the same meaning and definition as set forth in paragraph (1) of 42 U.S C. §6991.

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3.9 No Defaults. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will:

(a)	Conflict with, or result in a breach of, the terms, conditions, or provisions of, or constitute a default under, any agreement or instrument to which Sellers or any predecessor of Sellers are a party, or;

(b)	Violate any restriction to which Sellers are subject, or;

(c)	Constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, rule, judgment, decree, or order, or;

(d)	Result in the acceleration of any mortgage or note pertaining to the Property or the cancellation of any contract or lease pertaining to the Property, or;

(e)	Result in the creation of any lien, charge or encumbrance upon any of the properties or assets to be sold or assigned to Purchaser pursuant to the provisions of this Agreement.

3.10 Utilities. To the best knowledge of the Sellers, sanitary and storm sewers, public water facilities, natural gas, and electric power (collectively the “Utilities”) are connected to the Property. The Utilities reach the property line of the Property through valid public or private easements or rights-of-way to which Purchaser shall have access.

3.11 Further Acts of Sellers. On or before the Closing, Sellers will do, make, execute and deliver all such additional and further acts, deeds, instruments and documents as may be reasonably required by Purchaser’s title insurance company completely to vest in and assure to Purchaser full rights in or to the Property.

3.12 Zoning. The Property has an I-1 Industrial Zoning Classification as specified by the Greenville County Zoning Ordinance.

3.13 No Claims. There is no claim or, to the best of Sellers’ knowledge, potential claim against any portion of the Property, any Tenant or Sellers for or on account of work done, materials furnished or utilities on any portion of the Property. There are no pay-back agreements, revenue bonds, utility debt service expenses or other charges or expenses applicable to the Property.

3.14 Compliance. No portion of the Property violates any laws, statutes, ordinances, rules or regulations, and the Sellers have received no notice of any such violations, pen, noticed or existing.

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3.15 No Assessments. To Sellers’ knowledge, there are no plans or proposals for changes in road grade, access or other municipal or other improvements, which would affect the Property or result in any assessment. To Sellers’ knowledge, no ordinance authorizing improvements, the cost of which might be assessed against Purchaser or the Property is pending. There is no tax certiorari proceeding pending for the reduction or increase of the assessed real estate tax valuation to the Property or any portion thereof.

3.16 No Contracts. Sellers have not entered into any real estate, management, supply, promotional, operating, leasing, maintenance, security and service contract, equipment lease, signage lease, or other agreements (excluding the Leases) relating to the ownership or use of the Property, which are in force (or which cannot be terminated at closing without penalty) with respect to the Property, and neither Seller, nor any person authorized to act on its behalf, is a party to any written, oral or implied contract, agreement, lease or other commitment affecting or relating to the Property, including without limitation, agreements for the purchase of goods or the rendition of services.

3.17 Ownership. Sellers are the legal and equitable owner of good, marketable and indefeasible title to the Property, and will convey such title to Purchaser on the Closing Date free and clear of all options, rights, covenants, easements, liens and other rights in favor of third parties, other than the exceptions approved by the Purchaser during the Inspection Period. Sellers do not own any personal property located on or used in connection with the Property.

3.18 Permits. Sellers are not required to possess any licenses, certificates, and permits to own, operate, use and/or maintain the Property (collectively, the “Operating Permits”), and Sellers have not received any notice, nor are Sellers aware, of the violation of any applicable building, zoning or other ordinances, resolutions, statutes or regulations of any government or governmental agency, including, but not limited to, environmental control agencies or the Insurance Board of Underwriters with respect to the operation, use, maintenance, condition or operation of the Property or any part thereof, or requiring any repairs or alterations to the Property.

3.19 Authority. Camperdown Company, Inc., is duly organized, validly existing and in good standing under the laws of the State of South Carolina.

3.20 Notices. The Sellers will give the Purchaser immediate notice of any correspondence, notice, default or event relating in any way to any of the representations set forth above, including but not limited to any default or termination of any Lease.

3.21 Representations. If any representation by Sellers hereunder is not correct at Closing, the Sellers shall be in default hereunder.

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ARTICLE IV

CONDITIONS PRECEDENT TO PURCHASER’S OBLIGATIONS

The following shall be conditions precedent to the Purchaser’s obligation to purchase the Property. Unless otherwise specified in this Article IV, if any of the conditions precedent set forth below are not satisfied as of Closing, the Earnest Money shall be immediately refunded to Purchaser, this Agreement shall be null and void, and neither Purchaser nor Sellers shall have any further obligations hereunder.

4.1 Purchaser’s Inspection. Purchaser shall a Sixty (60) day inspection period (the “Inspection Period”), beginning immediately upon final execution of this contract, to go upon the Property and/or improvements (if any) with its agents and engineers as needed to inspect, examine, survey and otherwise do what Purchaser deems necessary to determine the feasibility and suitability of the Property for the Purchaser’s intended use. Said privileges shall include, but not be limited to, the right to make surveys, soil tests, borings, percolation tests, environmental and hazardous waste tests of the Property and/or improvements; provided; however, that the Purchaser shall hold Sellers harmless from any damages incurred by Sellers and/or damages or injury or claim thereof, including attorneys’ fees arising out of, or in any way connected with the acts or omissions of Purchaser, its agents and engineers through the exercise of such privilege. Immediately following such surveys and inspections and at its expense, Purchaser shall put the Property back in the condition that existed prior to such surveys, tests or inspections. Should Purchaser at its sole discretion determine that the Property is unsuitable for Purchaser’s intended use for any reason and delivers written notice of such to Sellers or Sellers’ agent within the Inspection Period, all earnest money shall be promptly refunded to Purchaser and neither Purchaser nor Sellers shall have any further obligation to the other.

4.2 Status of Title. Sellers shall convey good and marketable fee simple title to the Property to Purchaser subject only to encumbrances and title exceptions which do not adversely affect the marketability of the Property. Purchaser shall review during the Inspection Period the title and submit to Sellers and Escrow Agent notice in writing of any title exceptions which are not acceptable to Purchaser. Sellers shall have fifteen (15) days from the receipt of notice within which to take such actions (if any) which Sellers deem appropriate to remove such title exceptions. Purchaser’s failure to deliver title comments shall be deemed to establish Purchaser’s satisfaction with the status of title as of the Date of this Agreement except for liens or other encumbrances which are to be satisfied under other provisions of this Agreement. If at the end of Sellers’ cure period Sellers have not corrected to Purchaser’s satisfaction the objections to title, Purchaser may (1) waive its objections and consummate the within transaction without a reduction in the purchase price of the Property, or (2) terminate this Agreement, in which event this Agreement shall be void, the Earnest Money shall be promptly refunded to Purchaser, and neither party shall have any further obligation hereunder.

4.3 Environmental Study. The Purchaser may contract with a licensed environmental engineer to confirm that the Property is free from environmental

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contamination (the “Environmental Assessment”). If the results of Environmental Assessment produce negative findings, then the Purchaser may terminate this Agreement by giving written notice thereof to Sellers, in which event this Agreement shall terminate and Escrow Agent shall immediately return the Earnest Money to the Purchaser as full liquidated damages. The Purchaser shall furnish the Sellers with copies of all letters and studies provided the Purchaser on the Property.

4.4 Leases. The Leases shall not have been terminated or in default.

4.5 Warranties. Each of the representations and warranties of the Sellers contained in this Agreement shall be true as of the date of Closing.

4.6 No Condemnation. No part of the Property shall have been acquired, or shall be about to be acquired, by authority of any governmental agency in the exercise of its power or threat of eminent domain or by private purchase in lieu thereof and no adverse change in the zoning of the Property shall have occurred or be pending. If such taking or change has occurred or is threatened, Purchaser may, at its sole option, (i) terminate this Agreement and receive return of the Earnest Money, or (ii) continue this Agreement in which event Sellers shall assign or pay over to Purchaser any award or proceeds resulting from any condemnation.

4.7 Possession. Possession of the Property shall be transferred to the Buyer subject only to the Leases and the rights of the tenants thereunder.

4.8 Authority. Sellers shall deliver an Affidavit or Resolution of the Sellers stating that the person(s) executing the closing documents is/are authorized to do so and that all such documents are valid and binding upon the Sellers.

4.9 Assignment of Warranties. Sellers shall assign (to the extent assignable) and during the Inspection Period deliver to the Purchaser all existing and assignable maintenance, utility and service contracts and warranties, receivables and building plans, state, local and other governmental licenses, and all other documents in the Sellers’ possession concerning the operation of the Property.

4.10 Sellers’ Performance. Sellers shall have performed all of their obligations set forth in this Contract, and the Property and all matters related thereto, including but not limited to the title and the status of the Leases shall be in the same condition as when acceeed by the Purchaser at the end of Inspection Period.

4.11 No Defaults. There shall have occurred no default by either of the Sellers hereunder.

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ARTICLE V

CLOSING

5.1 Closing. The purchase and sale contemplated hereunder shall be consummated at the Closing (referred to herein as the “Closing”) which shall take place on a date to be set exclusively by the Sellers that is no more than One Hundred Eighty (180) days from the End of the Purchaser’s Inspection Period. The Sellers shall give the Purchaser no less than Thirty (30) days written notice of the date set for Closing. The Closing shall take place at the offices of Purchaser’s counsel or at such other place as may be mutually agreed upon by Sellers and Purchaser. Sellers will surrender possession of the Property to Purchaser simultaneously with the Closing.

ARTICLE VI

PRO-RATED ITEMS AND ADJUSTMENTS

6.1 Closing Costs and Payments. Costs and payments related to the purchase and sale of the Property shall be paid at Closing as follows:

(a)	Sellers shall satisfy or pay for:

(i)	All mortgages and other liens (other than the lien of taxes for the year of 2005, which are not yet due and payable) with respect to the Property and all transfer, servicing, or prepayment penalties or fees assessed by the holders of such mortgages;

(ii)	The cost of documentary stamps, statutory deed recording fees or transfer taxes assessed in connection with the conveyance of the Property and the Leases;

(iii)	All of Sellers’ legal fees; and

(iv)	The cost of preparing the deed.

(b)	Purchaser shall pay for:

(i)	Title insurance premiums due in connection with the issuance of Purchaser’s owner’s title insurance policy and/or a loan policy;

(ii)	All of Purchaser’s legal fees;

(iii)	The recording cost of the deed conveying title to the Property to Purchaser;

(iv)	Any loan fees and costs;

(v)	Survey;

(vi)	Phase I environmental audit;

(vii)	Physical inspections of the Property; and

(c)	All other costs of closing shall be paid by the party incurring such cost.

6.2 Prorations. Property taxes, which are a lien, but not yet due and payable, rents, property owner association fees and other costs related to the Project, and all rental income from the Leases shall be prorated as of the Closing date. All

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prorations required under this Agreement shall be computed as of the date of Closing, and the cash portion of the Purchase Price paid to Sellers shall be adjusted to reflect such prorations.

ARTICLE VII

SELLER’S DELIVERIES

In addition to other conditions precedent set forth elsewhere in this Agreement, Sellers shall deliver to Purchaser all of the following documents and items, the delivery and accuracy of which shall further condition Purchaser’s obligations to consummate the purchase and sale herein contemplated:

7.1 Items Delivered Within Ten (10) Business Days. Sellers shall deliver to Purchaser, within ten (10) business days of the Date of this Agreement (as defined in Section 12.10), any of the following items which are in Sellers’ possession or readily obtainable by Sellers:

(a)	A copy of Sellers’ title insurance policy.

(b)	Copy of the most recent Real Estate tax bills for the Property.

(c)	Any existing surveys of the Property.

(d)	Evidence of the current zoning classification assigned to the Property.

(e)	Results of any soil boring tests (if any) with respect to the Property.

(f)	All site plan drawings and topographical renderings of the Property.

(g)	All environmental studies of the Property and any environmental permits or approvals obtained by Sellers with respect to the Property.

(h)	All engineering plans and specifications with respect to sewer and drainage facilities and lines and roads on the Property if not dedicated and accepted for maintenance by the applicable municipality.

7.2 Items Delivered at Closing. Sellers shall deliver the following items at Closing, all of which must be in a form and of substance satisfactory to the Purchaser:

(a)	A General Warranty Deed, satisfactory in form and substance to Purchaser’s title insurance company, conveying good and marketable fee simple title to the Property, free and clear of all liens, encumbrances, easements, and restrictions except as may be permitted under this Agreement.

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(b)	An Owner’s Affidavit or lien waiver satisfactory for the purpose of removing the mechanic’s lien exception from Purchaser’s Owner’s Title Insurance Policy for the Property.

(c)	Any real estate liens or other instruments or agreements to be canceled pursuant to the terms of this Agreement, in form appropriate for cancellation of record.

(d)	An affidavit confirming that Sellers are not a “Nonresident” of South Carolina and is therefore exempt from the withholding requirements of Section 12-9-310 of the Code of Laws of South Carolina. (If Sellers cannot give such affidavit, then Purchaser will withhold the amount required by such statute and remit same to the South Carolina Tax Commission).

(e)	A tax compliance letter for Camperdown Company, Inc. from the South Carolina Department of Revenue dated not less than thirty (30) days prior to the Closing Date.

(f)	An assignment of leases and security deposits;

(g)	Estoppels and Subordination, Non-Disturbance and Attornment Agreements from the tenants under the Leases and any other parties requested by the Purchaser.

(h)	Any documentation, affidavits, lien waivers or other documents required by the Title Insurance company to issue a Title Insurance Policy to the Purchaser in a form and of content acceptable to the Purchaser.

(i)	Notice to tenants and any other applicable parties under the Leases regarding the assignment of the leases to the Purchaser;

(j)	Sellers’ certification that the warranties and representations made by Sellers in this Agreement are true, correct and complete as of the Closing Date; and

(k)	Any and all other documentation requested by Purchaser to consummate the transactions described herein.

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ARTICLE VIII

PURCHASER’S DELIVERIES AT CLOSING

At Closing, Purchaser shall pay to Sellers the purchase price by certified check, cashiers check, wire transfer or other good funds, adjusted for the prorations and adjustments required in connection with the Closing. The Earnest Money shall be applied against the purchase price of the Property at Closing unless otherwise provided herein.

ARTICLE IX

CONDEMNATION OR CASUALTY LOSS

9.1 Insurance: Risk of Loss. Sellers shall bear the risk of loss to the Property through the date of Closing. In the event that, prior to Closing, all or any portions of the Property, or any interests therein, or any rights appurtenant thereto, are taken or appropriated (either permanently or for temporary periods) under the power of eminent domain or condemnation by any authority having such power, or by virtue of any proceedings in lieu thereof, or if any notice or threat of such taking or appropriation has been given or is pending at the closing date, or if any portion of the Property is damaged, Sellers shall give immediate notice of same to Purchaser and then Purchaser, at its option, may either (a) cancel this Contract by written notice to Sellers, in which event Escrow Agent shall immediately refund the Earnest Money to Buyer and neither party shall thereafter have any further obligation to the other party hereunder, or (b) elect to proceed with Closing, in which event the Purchase Price shall be reduced by an amount equal to any sums theretofore paid or then payable to Sellers by the condemning authority by reason of such taking or appropriation or by any insurance company by reason of such damage or casualty, and Sellers shall transfer and assign to Purchaser at closing any and all further claims, demands, actions and chooses in action which may exist by virtue of such taking, appropriation, damage or casualty; provided, however, that until the earlier of (i) closing hereunder, or (ii) termination of this Agreement, Sellers shall not make any voluntary settlement or agreement regarding any taking, appropriation, damage or without first obtaining Purchaser’s written consent to such settlement or agreement.

ARTICLE X

REAL ESTATE COMMISSION

10.1 Real Estate Commission. If this transaction is consummated, Sellers agree to pay a brokerage commission of five percent (5%) of the total purchase price to NAI Earle Furman, LLC, to be dispersed as agreed under separate agreement in connection with the purchase and sale of the Property. It is acknowledged by all parties that NAI Earle Furman, LLC represents the Sellers in this transaction.

Excepting said commission, Sellers and Purchaser represent and warrant to each other that no brokerage fees or real estate commissions are or shall be due or owing in connection with this transaction or in any way with respect to the Property. Sellers agree to defend, indemnify, and hold Purchaser harmless from any claims, costs, judgments, or liabilities of any kind advanced by persons claiming real estate

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brokerage fees through Sellers. Purchaser agrees to defend, indemnify, and hold Sellers harmless from any claims, costs, judgments, or liabilities of any kind advanced by persons claiming real estate brokerage fees through Purchaser. The indemnities set forth in this Article 10.1 shall survive Closing. Purchaser acknowledges that he has not relied upon any representation made to him by NAI Earle Furman, LLC, as to the condition of the Property or otherwise.

ARTICLE XI

DEFAULT

11.1 Purchaser’s Default. If all conditions and other events precedent to Purchaser’s obligation to consummate the transaction herein contemplated have been waived in writing by Purchaser or satisfied, and if Sellers have performed its covenants and agreements hereunder, but Purchaser has breached its covenants and agreements hereunder and has failed, refused, or is unable to consummate the purchase and sale contemplated herein, then Sellers shall give Escrow Agent and Purchaser notice of such circumstances and shall be entitled to receive the Earnest Money and to pursue any other remedies available under applicable laws; provided NAI Earle Furman, LLC, shall be entitled to such portion thereof as may be provided in its listing agreement with Sellers.

11.2 Sellers’ Default. If Purchaser has performed all of its obligation hereunder, but Sellers have breached their covenants and agreements under this Agreement or have failed, refused or are unable to consummate the purchase and sale contemplated herein, then Purchaser shall give Sellers and Escrow Agent notice of such event and Purchaser shall be entitled to receive a refund of the Earnest Money and to pursue any other remedies available under applicable laws, including specific performance of this Agreement.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1 Completeness: Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the transaction contemplated herein and it supersedes all prior discussions, undertakings or agreements between the parties. This Agreement shall not be modified except by a written agreement executed by both parties.

12.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective, heirs, devisees, personal representatives, successors and assigns.

12.3 Survival of Warranties. Except as otherwise expressly provided herein, it is the express intention and agreement of the parties to this Agreement that all covenants, agreements, statements, representations and warranties made by Purchaser and Sellers in this Agreement shall survive the Closing.

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12.4 Governing Law. This Agreement shall be governed by and construed under the laws of the State of South Carolina.

12.5 Article Headings. The Article headings as used herein are for convenience or reference only and shall not be deemed to vary the content of this Agreement or the covenants, agreements, representations, and warranties set forth herein or limit the provisions or scope of any Article.

12.6 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

12.7 Time of Essence. Both parties hereto specifically agree that time is of the essence to this Agreement with respect to the performance of the obligation of the parties under this Agreement.

12.8 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be deemed appropriate by the parties, all of which shall comprise one Agreement.

12.9 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be personally delivered or mailed by First Class, Registered or Certified Mail, return receipt requested, postage prepaid, as follows:

(a)	If to Purchaser:	Logue Court Properties, LLC
6 Logue Court Greenville, SC 29615 Attn:
(b)	If to Sellers:	Robert W. Bruce
P.O. Box 601
Greenville, SC 29602

Camperdown Company, Inc.
c/o NAI Earle Furman, LLC
101 E. Washington St, Ste 400, Greenville, SC 29601
Attn: Jon A. Good

Any such notice, request, consent or other communications shall be deemed received at such time as it is personally delivered or on the fifth (5th) business day after it is so mailed, as the case may be. Counsel for the parties may deliver notice on behalf of the parties.

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12.10 Date of this Agreement. The term “Date of this Agreement” as used in this Agreement shall mean the first date upon which both Purchaser and Sellers have - executed a final counterpart of this Agreement.

12.11 Tax Deferred Exchange Provision. In the event the Sellers wish to enter into a tax deferred exchange for the Property described herein, or if the Purchaser wishes to enter into a tax deferred exchange with respect to property owned by it in connection with this transaction, each of the parties agrees to cooperate with the other party in connection with such (whether simultaneous or deferred) for all or a portion of the Property pursuant to Section 1031 of the Code, provided that: (a) the other party shall not be obligated to delay the closing, (b) all additional costs in connection with the exchange should be borne by the party whose property is exchanged, and (c) the other party shall not be obligated to execute any note, contract, or other document providing for any personal liability which would survive the exchange. The other party shall be indemnified and held harmless against any liability which arises or is claimed to have arisen on account of their acquisition of ownership of the exchange property.

12.12 Assignment. Purchaser may assign this Agreement and all of its interests herein, upon notice to the Sellers. Upon such assignment, the assignee shall have and be subject to all the rights, benefits, duties and obligations of Purchaser hereunder, and the original Purchaser shall be relieved of its obligations, duties, rights and benefits from hereunder. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

15	Purchaser Seller

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WITNESSES:	PURCHASER:

	Logue Court Properties, LLC		(SEAL)

/s/ Lee Haynesworth	By:	Its Sole Member, ScanSource Inc.
/s/ Courtney P. Lominack	Its:	General Counsel and Corporate Secretary
	Print Name:	John J. Ellsworth
Date of Execution: September 21, 2005
/s/ John J. Ellsworth

WITNESSES:	SELLER:

Robert W. Bruce

/s/ Claudia E. Hinsdale	/s/ Robert W. Bruce		(SEAL)
Date of Execution: 9-21-05
/s/ Sarah Gilmer

WITNESSES:	SELLER:

	Camperdown Company, Inc.		(SEAL)

/s/ Claudia E. Hinsdale	By:	/s/ Robert W. Bruce
	Its:	President
/s/ Sarah Gilmer	Print Name: Robert W. Bruce
Date of Execution: 9-21-05

THIS IS A LEGALLY BINDING CONTRACT. IF NOT COMPLETELY UNDERSTOOD, WE RECOMMEND YOU SEEK COMPETENT ADVICE FROM YOUR ATTORNEY.

16

EXHIBIT A

LOCATION MAP
P.O.B.
COMMERCE DRIVE
PELHAM ROAD
LOGUE COURT
BUILDING
BUILDING
CAUTION
STATE OF SOUTH CAROLINA
GREENVILLE COUNTY
ALTA/ACSM LAND TITLE SURVEY FOR
PELHAM LIMITED PARTNERSHIP
& S.C. LIMITED PARTNERSHIP
12 Logue Court, Suite A

Purchaser Seller

EXHIBIT B

List of Leases and copies of each, with all amendments and other related documents

Purchaser Seller

EXHIBIT C

List of all security deposits held by Sellers

Purchaser Seller

EXHIBIT C

12 Logue Court – Security Deposit

Tenant	Space	Unit	Amount
Airgate PCS, Inc.	40,000	A	$0.00

Webb/Mason, Inc.	15,520	D	$0.00

UTI Contract Packaging	32,000	G	$0.00

NAI EARLE FURMAN, LLC

101 E. WASHINGTON STREET * SUITE 400

GREENVILLE, SOUTH CAROLINA 29601

AGENCY POLICY

OUR COMPANY WILL REPRESENT EITHER BUYERS OR SELLERS, BUYERS AND SELLERS WHEN ACTING AS A DISCLOSED DUAL AGENT ON IN-HOUSE LISTINGS SHOULD A BUYER CLIENT DECIDE TO PURCHASE A SELLER CLIENT’S PROPERTY WHEN BOTH BUYER AND SELLER ARE REPRESENTED BY THE SAME AGENT, AND WE WILL PRACTICE DESIGNATED AGENCY WHEN ONE LICENSEE IS ASSIGNED TO REPRESENT THE SELLER CLIENT AND ONE OR MORE ASSOCIATED LICENSEES ARE ASSIGNED TO REPRESENT THE BUYER CLIENT ON IN-HOUSE SALES WITH THE BROKER-IN-CHARGE ACTING AS A DUAL AGENT.

(a) NAI Earle Furman, LLC and its agents shall act only as single agents whether representing the buyer or the seller except for in-house sales when a buyer client buys a company listing. NAI Earle Furman, LLC agents shall act as a disclosed dual agent when selling one of the agent’s listings to a buyer represented by the same NAI Earle Furman, LLC agent. When a buyer is not represented by NAI Earle Furman, LLC then, NAI Earle Furman, LLC will act solely as the agent of the seller. Further, when an NAI Earle Furman, LLC agent represents either a buyer client or a seller client and another NAI Earle Furman, LLC agent represents the corresponding buyer client or seller client, then the broker-in-charge shall assign either these agents or agents of the broker-in-charge’s choice to represent the specific buyer or seller client’s interest and the broker-in-charge will serve as a dual agent, thus practicing Designated Agency.

(b) As the listing brokerage company, NAI Earle Furman, LLC shall cooperate and compensate as part of the closed transaction any buyer’s brokerage company which presents a contract which leads to the closed transaction. NAI Earle Furman, LLC will not offer subagency unless approved in advance by the Broker-in-Charge.

(c) As the selling brokerage company (in a coop-transaction), NAI Earle Furman, LLC shall represent the buyer exclusively and shall seek its compensation first out of the closed transaction according to terms agreed to in the buyer representation agreement or such other compensation agreed to between the buyer and NAI Earle Furman, LLC, in accordance with the listing brokerage company’s offer of compensation. NAI Earle Furman, LLC will not act in any subagency capacity.

(d) At the time of a listing from a seller or a representation agreement with a buyer, disclosure is made that the company policy is one of disclosed dual agency or a designated agency should a buyer client decide to purchase a seller client’s property. In addition, a separate Dual Agency Agreement or Designated Agency Agreement shall be executed between the buyer, the seller and NAI Earle Furman, LLC if dual agency or designated agency occurs.

In the case of dual agency, NAI Earle Furman, LLC and its agent shall not disclose to the purchaser the lowest price which the seller will take and shall not disclose to the seller the highest price that the buyer will pay. Other terms that either party considers as strictly confidential will not be disclosed to the other party unless disclosure is required by law or unless the confidential matter relates to a material adverse condition about which the other party is entitled to know. Dual Agency Agreements shall be attached to both the listing contract and the Buyer Representation Agreement. Signatures of the seller and the buyer are to be obtained indicating their informed consent to the terms of the dual agency.

In the case of designated agency, the agents assigned to the buyer client and seller client shall practice single agency and shall represent the client with all duties normally associated with client representation. The broker-in-charge shall act as the dual agent and while each single agent can disclose to the broker-in-charge privileged information, the broker-in-charge shall not disclose to the other party either the lowest price which the seller client will take or the highest price that the buyer client will pay or any other confidential information unless disclosure is required by law or unless the confidential matter relates to a material adverse condition about which the other party is entitled to know. Designated Agency Agreements shall be attached to both the listing contract and the Buyer Representation Agreement. Signatures of the seller and the buyer are to be obtained indicating their informed consent to the terms of the designated agency.

Purchaser Seller

Contact Information for New Tenant–Airgate PCS, Inc.

Our client has requested that we send the following contact information to you:

All notices and questions with respect to the Lease, except for payment, should now be sent to:

5225 S. Loop 289, Suite 120

Lubbock, Texas 79424

Attn: Kelly Alderman, Real Estate Manager

(806)722-2822

With a copy to:

Steven A. Portnoy, Esq.

15851 N. Dallas Parkway, Suite 500

Addison, Texas 75001

Please forward any lease payment questions or concerns to:

5225 S. Loop 289, Suite 120

Lubbock, Texas 79424

Attn: Deborah Hansard, Lease Accountant

(806)722-2840

CONSENT TO ASSIGNMENT

This Consent to Assignment (“Agreement”) is executed effective as of February 15, 2005, by the undersigned as “Landlord” and Airgate PCS, Inc., a Delaware corporation and wholly owned subsidiary of Alamosa Holdings, Inc. as “Assignee.”

RECITALS

WHEREAS, Landlord has previously entered into the following described Lease Agreement (the “Lease”):

1.	Retail / Office Lease Agreement between Robert W. Bruce, Individually and Camperdown Company, Inc. and AGW Leasing Company, Inc., or Airgate PCS, Inc.

Site Address: 12 Logue Court, Greenville SC

WHEREAS, the tenant in the above-described Lease (“Assignor”) has transferred and assigned all its right, title and interest in and to said lease unto Assignee, and Assignee has assumed any and all obligations arising out of the above-described Lease.

WHEREAS, as a result of the above-described assignment, it is requested that Landlord acknowledge and consent to the assignment of the Lease.

NOW, THEREFORE, for adequate consideration, the undersigned agree as follows:

1. Agreement to Assignment. Landlord does hereby consent to the transfer and assignment of all of the Assignor’s rights in and to the above-described Lease to Assignee.

2. Binding Effect. This Agreement shall be binding upon the undersigned, their successors and assigns, subject to the terms of the Lease.

3. Governing Law. This Agreement shall be governed by the laws of State of the location of the leased premises under the above described Lease.

Dated as of February 15, 2005.

LANDLORD
Robert W. Bruce, Individually

/s/ Robert W. Bruce
Camperdown Company, Inc.
By:	/s/ Robert W. Bruce
Its:	President

ASSIGNEE AIRGATE PCS, INC.

By:
David E. Sharbutt, President

LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS AGREEMENT is made as of February     , 2005, by and between AGW LEASING COMPANY, INC., a Delaware Corporation (“Assignor”), and AIRGATE PCS, INC., a Delaware Corporation (“Assignee”).

Recitals of Fact

A. Assignor is the present tenant under those certain leases more particularly described on Exhibit A attached hereto and made a part hereof (collectively, the “Leases”).

B. The Leases affect certain premises more particularly described in the Leases (collectively, the “Premises”).

C. Assignor desires to assign to Assignee and Assignee desires to accept an assignment from Assignor of the leasehold interests and other rights created under the Leases on the terms and conditions hereinafter set forth.

Agreement

IN CONSIDERATION of Ten Dollars ($10.00) paid in hand, the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by all parties, the parties hereby agree as follows:

1. Assignment. From and after the date hereof, Assignor hereby assigns, transfers, sets over and conveys to Assignee, its successors and assigns, and Assignee hereby accepts, all of Assignor’s right, title and interest in and to (a) the Leases; (b) the Premises; (c) any other part of the applicable Building (as defined in the Leases) in which Assignor has any right or interest under the Leases or any associated or collateral agreements; and (d) all incident and appurtenant rights which Assignor may have or possess in connection with the Leases, the Premises or the Buildings.

2. Assumption. Assignee hereby fully and completely assumes observance and performance of, and agrees to be personally bound by, (i) all of the terms, covenants and conditions of the Leases on Assignor’s part to be observed and performed, and (ii) each and every obligation of Assignor as the holder of any of the rights and interests transferred in Section 1 above.

3. Governing Law. This Agreement shall be governed by the laws of the respective states where the Premises are located, as applicable, without regard to any choice or conflict of law principles. This Agreement may not be amended except by a document signed by all parties hereto.

Lease Assignment and Assumption Agreement	Page 1

4. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and permitted assigns.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Lease Assignment and Assumption Agreement	Page 2

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year above written.

ASSIGNOR:	AGW LEASING COMPANY, INC.

By:
Name:
Title:

ATTEST:

[CORPORATE SEAL]

SIGNED, SEALED AND DELIVERED

IN THE PRESENCE OF:

Name:
Title:

ASSIGNEE:	AIRGATE PCS, INC.

By:
	Name:	David E. Sharbutt
	Title:	President

ATTEST:

[CORPORATE SEAL] SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF:

Name:
Title:

Lease Assignment and Assumption Agreement	Page 3

LEASE AGREEMENT

EARLE FURMAN & ASSOCIATES, INC.

PELHAM 85 BUSINESS CENTER

TWELVE LOGUE COURT

GREENVILLE, SOUTH CAROLINA

THIS LEASE AGREEMENT (this “Lease”) is made and entered into as of the 25th day of August, 1999, by and between Robert W. Bruce, Individually, and the Camperdown Company, Inc., hereafter called the “LESSOR” and AGW Leasing Company, Inc., hereafter called the “LESSEE”

WITNESSETH

For and in consideration of the rent provided herein and the mutual covenants and agreements hereinafter set forth, the parties hereto agree for themselves, their successors and assigns, as follows:

1. PREMISES.

1.1 Description of Premises. Lessor hereby leases to Lessee, and Lessee hereby accepts and rents from Lessor, that certain office/warehouse space (the “Premises”) containing a total of approximately 40,000 square feet, located within the building commonly known as Building B (the “Building”), which Building contains a total of approximately 103,426 square feet and is located within the Pelham 85 Business Park (the “Project”), situated in Greenville County, South Carolina and more fully described on Exhibit 1 attached hereto and incorporated herein by reference. The Premises (measured to the dripline) is more particularly shown and outlined in the plan of the Building attached hereto as Exhibit 1(a) and incorporated herein by reference, and is leased to Lessee together with the non-exclusive, irrevocable right to use and occupy, in common with Lessor and other tenants of the Building and the Project, all parking areas, driveways, sidewalks and other common facilities designated by Lessor from time to time in the Project. Lessor hereby designates certain portions of the common area adjacent to and behind the Premises identified on Exhibit 1(a) for the exclusive use of the Lessee and approves the installation of fencing by the Lessee to restrict access thereto. Lessee shall have the right to install additional utilities (including telephone utilities and grounding systems) to serve the Premises provided Lessee will bear all the costs of such installation and modifications necessary to install the utilities. Lessor consents to the installation and consents to grant any easement to the extent necessary to permit the expansion of existing or installation of additional utilities.

1.2 Construction of Premises. Lessor shall have no responsibility for the construction of any improvements to the Premises.

2. TERM. The term of this Lease (the “Term”) shall commence on August 15, 1999, (the “Commencement Date”) and shall end at 11:59 p.m. on October 14, 2014 (the “Expiration Date”), unless the Term is otherwise extended or sooner terminated as hereinafter expressly provided. As used herein, the term “Lease Year” shall mean each year of the Term commencing on the first day of the first full calendar month following the Rental Commencement Date, or any anniversary thereof, and ending at the expiration of twelve (12) calendar months thereafter.

2.1 Option. Lessee shall have the right to extend this Agreement for one (1) five-year option beginning immediately after the initial term of this agreement provided Lessee is not in a material default with any portion of this agreement and provided Lessee gives to Lessor written notice of its intent to extend this agreement at least six (6) months prior to the expiration of the initial term. Rent during the option period shall be at a rent computed by adjusting the monthly rate in effect at the end of the primary term by the lesser of (1) five percent (5%) per year compounded increase or (2) the percentage change during the previous fifteen (15) years in the

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Consumer Price Index, as herein defined, as shown by the most recent available published Index preceding the subject lease anniversary date. Consumer Price Index shall mean the All Items Index as published by the U. S. Bureau of Labor Statistics.

3. BASE RENT. Beginning on the Rental Commencement Date (as hereinafter defined) and continuing throughout the full Term of this Lease, Lessee shall pay to Lessor without notice, demand, reduction, abatement, setoff or any defense, minimum base rent (the “Base Rent”) in equal monthly installments, in advance, on or before the first day of each month in accordance with the Base Rent Schedule attached hereto as Exhibit 3 and incorporated herein by reference. The “Rental Commencement Date” shall be October 15, 1999. If the Rental Commencement Date is a date other than the first day of a calendar month, the Base Rent shall be prorated daily from such date to the first day of the next calendar month and paid on the Rental Commencement Date.

4. SECURITY DEPOSIT. Not applicable.

5. ADDITIONAL RENT.

5.1 Operating Expenses. Lessee agrees to pay as Additional Rent its proportionate share of the amount paid by Lessor during the Term for operation and maintenance of the Project (collectively “Operating Expenses”). Operating Expenses shall include the following: (i) all expenses for operation, repair, replacement and maintenance as necessary to keep the Building and common area of the Project and the grounds, and parking areas associated therewith in good order, condition and repair, including but not limited to utilities for the common areas of and relating to the Project expenses associated with the driveways and parking areas (including repaving and snow, trash and ice removal), lighting facilities, landscaped areas, walkways, directional signage, curbs, drainage strips, sewer lines, all charges assessed against the Project pursuant to any applicable easements, covenants or development standards, administrative fees (including property management fees) and (ii) all reasonable and customary insurance premiums paid by Lessor with respect to the Project, including public liability insurance. The cost for all capital improvements that would be capitalized or depreciated under generally accepted accounting principles shall not be included in calculating Operating Expenses; provided, however, notwithstanding the foregoing, that Operating Expenses shall include amortization of all costs of capital improvements which are for the purpose of reducing Operating Expenses and which ultimately result in a reduction in Lessee’s proportionate share of Operating Expenses, but only to the extent of such reduction. Operating Expenses shall not include expenses for the costs of any maintenance and repair required to be performed by Lessor at its own expense under Section 15.1 of this Lease, operating Expenses shall not include (i) leasing commissions, (ii) Lessor’s home office expenses, (iii) cost billed to specific tenants or other third parties, (iv) costs associated with financing the Building or Project, (v) depreciation, or (vi) costs paid by the proceed of insurance received by Lessor. The proportionate share of Operating Expenses to be paid by Lessee shall be a percentage of the Operating Expenses based upon the proportion that the square footage of the Premises bears to the total square footage of the Project (such figure referred to as “Lessee’s Operating Expense Percentage”). Lessor shall estimate the total amount of Operating Expenses to be paid by Lessee during each calendar year promptly after the beginning of each calendar year during the Term, and Lessee shall pay to Lessor one-twelfth (1/12) of such sum on the first day of each calendar month during each such calendar year, or part thereof, during the Term. Within a reasonable time after the end of each calendar year, Lessor shall submit to Lessee a statement of the actual amount of Operating Expenses for such calendar year, and within thirty (30) days after receipt of such statement, Lessee shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year, or in the event of overpayment, Lessor shall, at Lessor’s option, credit the amount of such overpayment toward the next installment of Operating Expenses, or refund the amount of such overpayment to Lessee. If the Rental Commencement Date shall fall on other than the first day of the calendar year, or if the Expiration Date shall fall on other than the last day of the calendar year, Lessee’s share of the Operating Expenses for such calendar year shall be apportioned prorata. The estimated operating expenses per square foot for the Premises for the current year are $0.55 per square foot.

5.2 Real Estate Taxes. As Additional Rent Lessee shall pay its proportionate part of any ad valorem taxes assessed and allocable to Project. The Lessee’s proportionate part of the ad valorem taxes shall be a fraction, the numerator of which is the number of square feet of floor area in the Premises herein described and

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the denominator of which is the total number of rentable square feel of floor area in Building, which Lessor and Lessee hereby acknowledge to be 103,426 square feet. Lessor shall provide evidence of such ad valorem taxes to the Lessee and the additional rent shall be paid upon thirty (30) days written notice to Lessee of the amount due or at Lessor’s option the additional rent due hereunder shall be estimated and paid in advance in equal monthly installments on the first day of each calendar month and adjusted within sixty (60) days after the close of each calendar year. If the term of this Lease shall begin on and/or terminate at a time other than the beginning (or ending as the case may be) of a tax year, a proper apportionment of said real estate taxes for the year shall be made to cover the fraction of a year included with in the Term of this Lease.

Ad valorem tax increases attributable to Lessee’s improvements shall be the expense of Lessee alone.

5.3 Other Additional Rent Provisions. Any amounts required to be paid by Lessee under this Section 5 and any charges or expenses incurred by Lessor on behalf of Lessee shall be considered “Additional Rent” payable in the same manner and upon the same terms and conditions as the Base Rent hereunder. Any failure on the part of Lessee to pay such Additional Rent when and as the same shall become due shall entitle Lessor to the remedies available to it for non-payment of Base Rent. Lessee’s obligations for payment of Additional Rent shall begin to accrue on the Rental Commencement Date. As used in this Lease, the term “Rent” shall include Base Rent and Additional Rent, except as otherwise expressly provided to the contrary.

6. LATE PAYMENTS. All unpaid Rent and other sums of whatever nature owed by Lessee to Lessor under this Lease and remaining unpaid fifteen (15) business days after the due date shall bear a late penalty equal to five (5%) percent of the amount due. Acceptance by Lessor of any payment from Lessee hereunder in an amount less than that which is currently due shall in no way affect Lessor’s rights under this Lease and shall in no way constitute an accord and satisfaction.

7. UTILITIES AND SERVICES. As of the Rental Commencement date, the Premises will be separately metered for utilities. Except as expressly set forth in this Lease, Lessee shall pay for all utilities or services related to its use of the Premises including, but not limited to, electricity, gas, heat, water, sewer, telephone and janitorial services, together with all deposits and fees in connection therewith. If Lessee fails to pay any utility (excepting telephone) bills or charges, Lessor may, at its option, upon reasonable notice to Lessee pay the same and in such event, the amount of such payment, together with interest thereon at twelve percent (12%) from the date of such payment by Lessor, will be added to Lessee’s next due payment as Additional Rent. Lessor shall not be responsible for the stoppage or interruption of utilities services nor shall Lessor be liable to Lessee or any other person for any damage occasioned by failure in any utility system or by the bursting or leaking of any vessel or pipe in or about the Premises (except to the extent of liability or casualty insurance proceeds actually recovered by Lessor or paid on account of Lessor), or for any damage occasioned by water coming into the Premises or arising from the acts or neglects of occupants of adjacent property, unless the same is caused by the negligent or willful misconduct of Lessor.

8. TAXES. Lessee shall pay any taxes, documentary stamps or assessments of any nature imposed or assessed upon Lessee’s occupancy of the Premises or upon Lessee’s furniture, furnishings, trade fixtures, equipment, machinery, inventory, merchandise or other personal property located on the Premises and owned by or in the custody of Lessee promptly as all such taxes or assessments may become due and payable without any delinquency. If applicable in the jurisdiction where the Premises are located, Lessee shall pay and be liable for all rental tax (only to the extent such rental tax is levied in lieu of ad valorem property taxes against the Premises), sales, use and inventory taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid Lessor by Lessee under the terms of this Lease. Such payment shall be made by Lessee directly to such governmental body if billed to Lessee, or if billed to Lessor, such payment shall be paid concurrently with the payment of the Base Rent, Additional Rent, or such other charge upon which the tax is based, all as set forth herein. Notwithstanding the foregoing, Lessee shall have the right, at its sole cost and expense, to contest any tax contemplated by this Section 8 provided that (i) Lessee shall send Lessor notice of Lessee’s intent to contest such taxes, and (ii) upon contesting the amount of such taxes, Lessee shall deposit the amount of such taxes into an escrow account reasonably acceptable to Lessor.

9. LESSEE IMPROVEMENTS. Lessee’s Improvements will be in compliance with Title 111 of the Americans With Disabilities Act, Public Law 101-336.

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10. ALTERATIONS AND IMPROVEMENTS BY LESSEE.

10.1 Lessor’s Consent Required. Lessee shall not make or permit to be made any structural changes, alterations, additions or improvements to the Premises (“Lessee Alteration”) without first obtaining the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed. If Lessor fails to reject any requested Lessee Alteration within thirty (30) days after Lessor’s receipt of detailed and final plans, specifications or drawings depicting the desired Lessee Alteration, such requested Lessee Alteration shall be deemed approved in accordance with the plans, specifications or drawings submitted by Lessee. Further, Lessor shall have the right to approve the general contractor to be used by Lessee in connection with such structural work, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Lessee shall be permitted to make nonstructural changes, alterations or improvements to the Premises without Lessor’s prior consent, provided Lessee shall deliver to Lessor a copy of all plans for non-structural work and shall comply with the requirements of Sections 10.2 and 10.4.

10.2 Requirements. In the event Lessee desires to make any Lessee Alteration, Lessee shall, prior to the commencement thereof, furnish Lessor with an original Builder’s Risk policy of insurance in form and amount of coverage reasonably acceptable to Lessor, showing Lessee as named insured and Lessor as loss payee. All Lessee Alterations shall be performed in accordance with all legal requirements applicable thereto and in a good and workmanlike manner with first class materials.

10.3 Lessor’s Property on Expiration. All Lessee Alterations, including, but not limited to, all walls, railings, carpeting, floor and wall coverings and other permanent real estate fixtures (excluding, however, Lessee’s trade fixtures and equipment including Lessee’s telecommunications switch and related equipment) made by, for, or at the direction of Lessee, shall when made, become the property of Lessor and shall remain upon the Premises at the expiration or earlier termination of this Lease; provided, however, that if Lessor at the time of giving its approval to any lessee Alteration notifies Lessee that approval is conditioned upon restoration, then prior to the expiration of the Term of this Lease, Lessee shall, at its sole cost and expense, remove such Lessee Alterations and restore the Premises to its condition prior to the marking of such Lessee Alteration.

10.4 Protection Against Liens. Lessee shall post a large and conspicuous notice that the Lessor is not responsible for the materials and labor furnished to the Lessee and shall otherwise comply with the provisions of Section 29-5-80, Code of Laws of South Carolina. 1976, as amended to protect the Lessor from liability for any mechanic liens which may result from the Lessee’s work. Lessee agrees to keep the Premises free and clear of all mechanic liens. In the event that a lien is filed against the Premises or the Lessor’s property as a result of labor or material supplied to the Premises at the request of Lessee, the Lessee agrees to within 30 days either obtain the release and discharge or bond off of such mechanic lien. In the event that the Lessee shall fail to discharge or bond off such lien within such period of time, the Lessor shall have the right to either discharge or bond such lien and Lessee shall immediately reimburse Lessor for all costs and expenses relating thereto. In all events, the Lessee shall be responsible for all expenses incurred by the Lessor as a result of the filing of a mechanic’s lien against the Premises, including reasonable attorney fees and expenses.

11. USE OF PREMISES. Lessee shall use the Premises only for the storage, operation and maintenance of telecommunications equipment, including a telecommunications switch, general office or warehouse purposes including packaging and distribution of containers and any incidental sale of equipment and shall comply with all laws, ordinances, orders, rules and regulations (including without limitation, the zoning classifications existing as of the Rental Commencement Date) of any lawful governmental authority, agency or other public or private regulatory authority having jurisdiction over the Premises. Without limiting the generality of the above provision, the Premises shall not be used for the treatment, storage, use or disposal of toxic or hazardous waste or substances, or any other substance, that is prohibited, limited or regulated by any governmental or quasi-governmental authority, except as permitted by applicable law. Notwithstanding the foregoing, Lessee shall have the right to use ordinary cleaning supplies and solvents in the ordinary course of business and to store and handle any other substance and material in compliance with applicable law. Lessee shall save Lessor harmless from any

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penalties, fines, costs, expenses or damages resulting from failure so to comply. Lessee or Lessor shall not do any act or follow any practice relating to the premises which shall constitute a nuisance or detract in any way from the reputation of the Project as a first class office/warehouse development. Lessee’s duties in this regard shall include making arrangements at Lessee’s expense for the proper storage and timely disposition of garbage and refuse, and allowing no noxious or offensive odors, fumes, gases, smoke, dust, steam or vapors, or any loud or disturbing noise or vibrations to originate in or emit from the Premises. Lessee shall save Lessor harmless from any claims, liabilities, penalties, fines, costs, expenses or damages resulting from the failure of Lessee to comply with the provisions of this Section 11. Notwithstanding the foregoing provisions of this Section 11, with respect to the exterior of the Buildings and the common areas of the Project, Lessor shall comply with all laws, ordinances, orders, rules and regulations (including without limitation, the zoning classifications existing as of the Rental Commencement Date) of any lawful authority having jurisdiction over the Project.

12. LESSOR’S RESERVATION OF RIGHTS. Lessor reserves the right to change the name or address of the Project; to install and maintain a sign or signs on the exterior of the Project; to grant to other tenants of the Project a nonexclusive, revocable license to use and occupy, in common with Lessor, the common areas of the Project, parking facilities, paved areas and drives, landscaping and such other common facilities as may be designated from time to time by Lessor; and to designate certain portions of such common areas of the Project adjacent to premises leased to individual tenants as being for the exclusive use of that tenant, so long as such designation does not materially affect the use and enjoyment or the common area and premises by other tenants.

13. INSURANCE.

13.1 Required Coverage. Lessee covenants and agrees that from and after the date of occupancy by the Lessee, Lessee will carry and maintain, at its sole cost and expense, the insurance required under Section 13.1(a) and 13.1(b) below. All such policies of the insurance shall be issued in form acceptable to Lessor by insurance companies with a rating of not less than “A”, if available, in the most current available “Best’s Insurance Reports”, and licensed to do business in the state in which the Building is located. Throughout the Term of this Lease, Lessee shall carry and maintain the following types of insurance:

(a) Liability insurance in the Commercial General Liability form (or reasonable equivalent thereto) covering the Premises and Lessee’s use thereof against claims for personal injury or death, property damage and product liability occurring upon, in or about the Premises, such insurance to be written on an occurrence basis (not a claims made basis), to be in combined single limit amounts not less than $1,000,000.00 and to have general aggregate limits of not less than $1,000,000.00 for each policy year. The insurance coverage required under this Section 13.1(a) shall, in addition, extend to any liability of Lessee arising out of the indemnities provided for in Section 14 and, if necessary, the policy shall contain a contractual endorsement to that effect. The general aggregate limits under the Commercial General Liability insurance policy or policies must apply separately to the Premises and to Lessee’s use thereof (and not to any other location or use of Lessee) and such policy shall contain an endorsement to that effect. Notwithstanding the foregoing, Lessee shall have the right to carry the liability insurance provided above in the form of a blanket insurance policy, covering additional items or locations or insureds, provided, however, that: (1) Lessor, and any other parties in interest designated by Lessor to Lessee, from time to time, shall be named as additional insureds thereunder as its interests may appear; (2) the coverage afforded Lessor and such other parties designated by Lessor will not be reduced or diminished by reason of use of such blanket policy of insurance, and (3) any such policy shall provide, at a minimum, for the minimum liability limitations hereinabove provided in this Section 13 with respect to Lessee’s interests in and to the Premises and the Project.

(b) Insurance covering all of the items included in Lessee’s leasehold improvements, heating, ventilating and air conditioning equipment, trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term, providing protection against perils included within the standard form of “all-risks” fire and casualty insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief.

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13.2 Policy Requirements. Each of Lessee’s insurance policies required above shall: (i) name Lessor, as well as any mortgagee or ground lessor of Lessor, of whom Lessor has notified Lessee, as an additional insured and the coverage described in Section 13.1(b) shall also name Lessor as loss payee; (ii) provide that a certificate evidencing such insurance shall be delivered to Lessor prior to possession of the Premises by Lessee and thereafter within thirty (30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate; (iii) contain a provision that the insurer will give to Lessor and such other parties in interest at least thirty (30) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and (iv) be written as a primary policy which does not contribute to and is not in excess of coverage which Lessor may carry. Notwithstanding the provisions of subparagraph (iii) of the preceding sentence, Lessee shall be responsible for providing Lessor with at least twenty-five (25) days notice in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance.

13.3 Waiver of Subrogation. Lessor and Lessee hereby waive any rights each may have against the other on account of any loss or damage occasioned to Lessor or Lessee, as the case may be, their respective property, the Premises, its contents or to the other portions of the Building, arising from any risk covered by all risks fire and extended coverage insurance, and to the extent of recovery under valid and collectible policies of such insurance, provided that such waiver does not invalidate such policies or prohibit recovery thereunder, and provided that the other party can obtain a waiver in all policies carried by such party without incurring unreasonable additional cost. The parties hereto each on behalf of their respective insurance companies insuring the property of either Lessor or Lessee against any such loss, waiver any right of subrogation that such insurers may have against Lessor or Lessee, as the case may be.

13.4 Lessor’s Insurance. Lessor shall maintain and pay for fire insurance with extended coverage, covering the Building, including the Premises, in an amount not less than the amount equal to the Replacement Cost of the Improvements; provided, however, such coverage shall not include any furniture, furnishings, trade fixtures, equipment, machinery, inventory, merchandise or any other personal property of Lessee in the Premises. Lessor shall also maintain commercial general liability insurance covering the Building having general aggregate limits of not less than $1,000,000.00.

14. INDEMNIFICATION. Lessee shall defend, indemnify and hold harmless the Lessor from and against any claims, damages, or expenses, whether due to damage to the Premises, claims for injuries to persons or property, or administration or criminal action by a governmental authority, where such claims arise out of or from use or occupancy of the Premises by Lessee, its agents, employees or invitees, except where such damage, claims or penalties are caused by negligence of Lessor, its employees or agents.

Lessor shall defend, indemnify and hold harmless Lessee from and against any claims, damages, or expenses, whether due to damage to the Premises, claims for injuries to persons or property, or administration or criminal action by a governmental authority, where such claims arise out of or from the acts or omissions of Lessor, its agents, employees or invitees.

15. MAINTENANCE AND REPAIRS.

15.1 Lessor. During the Term of the Lease, Lessor shall be responsible for repairs, replacement and maintenance to the roof, exterior walls, structural portions, including foundation and subflooring, of the Premises, and the common areas of the Project. If the cause of such repairs or replacements is the result of the negligence, misconduct or intentional acts or omissions of Lessee, its employees or agents, and the expense of such repairs or replacements are not fully covered and paid by Lessor’s insurance, then Lessee shall pay Lessor the full amount of expenses not covered. Lessor’s duty to maintain, repair and replace as prescribed in this Section 15.1 shall be Lessee’s sole remedy and shall be in lieu of all other warranties or guaranties of Lessor, express or implied, except to the extent any damage to Lessee’s property is a result of Lessor’s negligent failure to repair, replace or maintain as expressly required under this paragraph 15.1.

15.2 Lessee. Lessee shall be responsible for the repair, replacement and maintenance in good order

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and condition of all parts and components of the Premises, other than those specified for maintenance by Lessor above, including, without limitation, the plumbing, wiring, electrical systems, heating systems, air conditioning systems, glass and plate glass, equipment and machinery constituting fixtures, unless such repairs or replacements are required primarily as a result of the negligence or willful misconduct of Lessor, its employees, invitees or licensees in which case, if such repairs or replacements are not fully covered and paid by Lessee’s insurance, then Lessor shall pay the Lessee the full amount of expenses not covered. Lessee’s duty to maintain the heating and air conditioning systems shall specifically include the duty to enter into and maintain at Lessee’s sole expense during the entire Term of this Lease a contract for the routine and periodic maintenance and regular inspection of such heating and air conditioning systems, the replacement of filters as recommended and the performance of other recommended periodic servicing in accordance with applicable manufacturer’s standards and recommendations. Lessee shall provide Lessor a copy of said HVAC maintenance contract within thirty (30) days of occupancy and upon each renewal of said maintenance agreement. Such contract shall (i) be with a reputable contractor reasonably satisfactory to Lessor; (ii) satisfy the requirements for routine and periodic maintenance, if any, necessary to keep all applicable manufacturer’s warranties in full force and effect; and (iii) provide that in the event this Lease expires or is earlier terminated for any reason whatsoever that said contract shall be immediately terminable by Lessor or Lessee without any cost, expense or other liability on the part of Lessor. In the event Lessee fails to perform its obligations under this paragraph in a prompt manner, Lessor shall give Lessee ten (10) days’ prior written notice to perform such obligations, and thereafter, if Lessee fails to perform such obligations within said ten (10) day period, or if the performance of such obligations will take more than ten (10) days to complete, and Lessee fails to commence performance of such obligations within ten (10) days of Lessor’s written notice or if Lessee fails to promptly and diligently pursue the performance of such obligation until completion, Lessor shall have the right to perform such obligations on behalf of Lessee, in which event the cost of such performance, together with a service charge equal to fifteen percent (15%) of such cost, shall be due and payable by Lessee to Lessor immediately upon demand as Additional Rent hereunder.

16. TRADE FIXTURES AND EQUIPMENT. Any trade fixtures or equipment installed by Lessee in the Premises at Lessee’s expense shall remain Lessee’s personal property and Lessee shall have the right at any time during the Term of this Lease to remove such fixtures or equipment. Upon removal of any fixtures or equipment. Lessee shall immediately restore the Premises to substantially the same condition as they were when received by Lessee, ordinary wear and tear, fires, and acts of God alone excepted. Upon termination or expiration of this Lease, Lessee shall have fifteen (15) days after the effective date of such termination to remove any of Lessee’s trade fixtures and equipment from the Premises and repair all damage to the premises caused by such removal in which event Lessee shall be obligated to pay Rent at the then-current per diem rate for every day Lessee fails to remove such fixtures or equipment after the expiration or effective termination date of this Lease. In addition, notwithstanding any such termination or expiration, the indemnifications of Lessor or Lessee provided in this Lease shall expressly survive such termination of this Lease.

17. DAMAGE OR DESTRUCTION OF PREMISES. In the event of total or partial destruction of the Premises by fire or other casualty insured by Lessor, Lessor agrees to promptly restore and repair the Premises (to the same level of finish as existed prior to Lessee’s occupancy) at Lessor’s expense to the extent Lessor receives insurance proceeds therefor. Rent shall proportionately abate during the time that the Premises or any part thereof are unusable by reason of such damage thereto. Except as provided herein, damage to or destruction of all or any portion of the Premises by fire or by any other cause shall not terminate this Lease, nor entitle Lessee to surrender the Premises nor in any way affect Lessee’s obligation to pay the Rent and other sums payable hereunder.

Lessor shall notify Lessee with ten (10) business days of an event causing a total or partial destruction of the Premises, (a) that its insurance proceeds will be sufficient for Lessor to fulfill its obligations to repair and restore the Premises (to the same level of finish as existed prior to Lessee’s occupancy) under this section; (b) if the insurance proceeds are not sufficient to repair or restore the Premises, whether Lessor intends to repair and restore the Premises; and (c) the time frame in which such repairs and restoration will be completed. If Lessor notifies Lessee that its insurance proceeds will not be sufficient to fulfill Lessor’s obligations to restore and repair the Premises and Lessor has elected not to repair or restore the Premises or that the time frame for completion of the repairs or restoration will exceed 90 days, Lessee shall have the option to: (a) terminate the Lease; or (b)

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make the repairs and restore the Premises. If Lessee elects to repair and restore the Premises, Lessor shall pay to Lessee all insurance proceeds received by the Lessor for such repairs and restoration. If those proceeds are insufficient to cover Lessee’s costs, Lessee will be entitled to offset any costs of the repairs and restoration until the costs are recovered in full by the Lessee.

18. CONDEMNATION. If all of the Premises or the Project is taken or condemned for a public or quasi-public use, or if a material portion of the Premises is taken or condemned for a public or quasi-public use and the remaining portion thereof is not usable by Lessee, in the reasonable judgment of Lessee and Lessor, this Lease shall terminate as of the earlier of the date title to the condemned real estate vests in the condemnor and the date on which Lessee is deprived of possession of the Premises. In such event, the Base Rent herein reserved and all Additional Rent and other sums payable hereunder shall be apportioned and paid in full by Lessee to Lessor to that date, all Rent and other sums payable hereunder prepaid for periods beyond that date shall forthwith be repaid by Lessor to Lessee, and neither party shall thereafter have any liability hereunder, except that any obligation or liability of either party, actual or contingent, under this Lease which has accrued on or prior to such termination date shall survive. If only part of the Premises is taken or condemned for a public or quasi-public use and this Lease does not terminate as provided above, Lessor to the extent of the award it receives, shall restore the Premises to a condition and to a size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the taking, and there shall be an equitable abatement of the Rent according to the value of the Premises before and after the taking. Pending such determination, if Lessee is entitled to a refund because of an overpayment of Rent, Lessor shall make the same promptly, or in lieu thereof credit the amount thereof to future installments of Rent as they become due at Lessee’s option. Lessor shall be entitled to receive the entire award in any proceeding with respect to any taking, without deduction therefrom for any estate vested in Lessee by this Lease, and Lessee shall receive no part of such award. Nothing herein contained shall be deemed to prohibit Lessee from making a separate claim, against the condemnor, to the extent permitted by law.

19. GOVERNMENTAL ORDERS. Lessee agrees, at its own expense, to comply promptly with all requirements of any legally constituted authority made necessary by reason of Lessee’s use or occupancy of the Premises, including filing for Lessee’s Occupancy Permit, unless such requirements are being contested by Lessee in good faith and upon advice of counsel in which event Lessee shall comply as obligated by the result of any such contest. Lessor agrees to comply promptly with any such requirements if not made necessary by reason of Lessee’s occupancy. It is mutually agreed however, between Lessor and Lessee, that if in order to comply with such requirements, the parties shall have the following rights: (1) if the costs of compliance with the requirements are imposed on the Lessee, the Lessee shall have the right to terminate the Lease by giving Lessor twelve (12) months prior written notice; (2) if the costs of compliance are imposed on the Lessor, the Lessor will pursue all available legal remedies to challenge the imposition of the requirements or reduce the costs of compliance; (3) if the Lessor’s challenge is unsuccessful, the parties will use their best efforts to modify the Lease to comply with the applicable requirements and to preserve to the extent possible the economic arrangements set forth in the Lease; (4) if despite the efforts of the parties pursuant to this section the costs of compliance with the requirements exceed the then current year’s Base Rent: (a) the Lessor shall have the right to terminate the Lease by giving Lessee twelve (12) months prior written notice; and (b) the Lessee shall have the right to terminate the Lease by giving Lessor twelve (12) months prior written notice.

20. LESSOR’S ACCESS TO PREMISES. Lessor’s property manager and Lessor’s officers and authorized employees, or any other party authorized by Lessor of whom Lessee has received prior notice and to whom Lessee has not objected, shall have the right to enter the Premises at all reasonable times and upon reasonable notice for the purpose of making repairs. Lessor’s representatives shall only enter the Premises while an authorized representative of Lessee is present except in the case of an emergency, Lessor shall give Lessee reasonable prior written notice not less than two (2) days in advance of Lessor’s intended entry upon the Premises. Further, during the last six (6) months of the Term Lessor and those persons authorized by it shall have the right during business hours and upon reasonable notice to show the Premises to prospective tenants.

21. LESSEE DEFAULT.

21.1 Events of Default. Upon the occurrence of any one or more of the following events (the “Events

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of Default”) by the Lessee, the Lessor shall have the right to exercise any rights or remedies available in this Lease, at law or in equity. Events of Default shall be: (i) Lessee’s failure to pay when due any rental or other sum of money payable hereunder if such failure is not cured within fifteen (15) days after written notice thereof; (ii) Lessee’s failure to perform any other of the terms, covenants or conditions contained in this Lease if not remedied within thirty (30) days after receipt of written notice thereof or, if such failure is not capable of being remedied within thirty (30) days, if Lessee does not commence such remedy within thirty (30) days and thereafter diligently pursue it to completion; (iii) Lessee shall become bankrupt or insolvent or file any debtor proceedings, or file pursuant to any statute a petition in bankruptcy or insolvency or for reorganization, or file a petition for the appointment, of a receiver or trustee for all or substantially all of its assets, and such petition or appointment shall not have been set aside within sixty (60) days from the date of such petition or appointment, or if such Lessee makes an assignment for the benefit of creditors, or petitions for or enters into such an arrangement.

21.2 Lessor’s Remedies. In addition to its other remedies, Lessor, upon an Event of Default by Lessee, shall have the immediate right, after any applicable grace period expressed herein, to terminate and cancel this Lease. In the event of an election of termination by Lessor, Lessor may recover from Lessee damages, including the costs of recovering the Premises, and Lessee shall remain liable to Lessor for the total annual rental (which may at Lessor’s election be accelerated to be due and payable in full as of the date of the Event of Default and recoverable as damages in a lump sum) as would have been payable by Lessee hereunder for the remainder of the Term less the rentals actually received from any reletting. If any Rent owing under this Lease is collected by or through an attorney, Lessee agrees to pay Lessor’s reasonable attorneys’ fees to the extent allowed by applicable law.

22. LESSOR DEFAULT. In the event that the Lessor shall breach its obligations under this Lease, the Lessee shall give the Lessor written notice and thirty (30) days to cure such default. In the event the Lessor shall fail to cure such default within the 30 day period, the Lessee shall have the right to exercise any rights or remedies available in this Lease, at law or in equity.

In any action which may be brought to enforce the provisions of this Lease, the prevailing party in such action shall be entitled to receive from the other party all costs and expenses, including attorneys’ fees, incurred by the prevailing party in such action.

23. SUBORDINATION AND ATTORNMENT. This Lease is subject: and subordinate to any and all deeds to secure debt, mortgages, deeds of trust or other security instruments (“Security Instruments”) now or hereafter placed on the property of which the Premises are a part, and this clause shall be self-operative without any further instrument necessary to effect such subordination; provided, however, in each case the holder of any Security Instrument shall agree that this Lease shall not be divested by foreclosure or other default proceedings thereunder so long as no Event of Default by Lessee shall then be existing under the terms of this Lease and that such holder or acquirer shall be bound hereby and responsible to perform all obligations of Lessor under this Lease. However, if requested by Lessor, Lessee shall promptly execute and deliver to Lessor any such certificate or certificates reasonably acceptable to Lessee as Lessor may reasonably request evidencing subordination of this Lease to or the assignment of this Lease as additional security for such mortgages or deeds of trust, so long as such certificate also evidences the within nondisturbance agreement. Provided such holder or acquirer shall so agree as provided in the first sentence of this Paragraph 24, Lessee shall continue its obligations under this Lease in full force and effect notwithstanding any such default proceedings under a Security Instrument and shall attorn to the mortgagee, trustee or beneficiary of such Security Instrument, and their successors or assigns, and to the transferee under any foreclosure or default proceedings. Lessee will, upon request by Lessor, execute and deliver to Lessor or to any other person designated by Lessor, any instrument or instruments in form and content reasonably acceptable to Lessee evidencing its agreement to so attorn and perform under this Lease, so long as such instrument also evidences the within non-disturbance agreement.

24. ASSIGNMENT AND SUBLETTING. Lessee shall not assign, sublet, mortgage, pledge or encumber this Lease, the Premises, or any interest in the whole or in any portion thereof, without the prior written consent of Lessor whose consent shall not be unreasonably withheld; provided, however, that Lessee shall have the right, upon prior written notice to Lessor, to assign this Lease to a parent, affiliate or subsidiary corporation of Lessee and to SprintCom, Inc., its successors, affiliates and related parties. If Lessee makes any assignment, mortgage,

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sublease or pledge of this Lease or the Premises, Lessee will still remain liable for the performance of all terms of this Lease and any rental or any fees or charges received by Lessee in excess of the Rent payable to Lessor hereunder shall be also paid to Lessor as Additional Rent under this Lease, unless Lessee is expressly released in writing by Lessor. Lessor agrees to release Lessee from all liability hereunder upon an assignment of this Lease to: (1) an entity to whom this Lease may be assigned by Lessee upon notice to the Lessor; or (2) a future Lessee with comparable creditworthiness to the Lessee or at least $25 Million in net worth.

25. TRANSFER OF LESSOR’S INTEREST. If Lessor shall sell, assign or transfer all or any part of its interest in the Premises or in this Lease to a successor in interest which expressly assumes the obligations of Lessor hereunder and provides Lessor and Lessee with proof of adequate insurance (which covers the risk and liabilities and is not less in covered amounts than Lessor’s Insurance) at the time of such transfer, then Lessor shall thereupon be released or discharged from all covenants and obligations hereunder, and Lessee shall look solely to such successor in interest for performance of all of Lessor’s obligations; provided, that the Lessor shall not be relieved of its liability, if any, to the Lessee for acts or omissions that occurred prior to the transfer. Lessee’s obligations under this Lease shall in no manner be affected by Lessor’s assignment hereunder, and Lessee shall thereafter attorn and look solely to such successor in interest as the Lessor hereunder.

26. COVENANT OF QUIET ENJOYMENT. Lessor represents that it has full right and authority to lease the Premises and that Lessee shall peacefully and quietly hold and enjoy the Premises for the full term hereof so long as it does not default in the performance of any of the terms hereof.

27. ESTOPPEL CERTIFICATES. Within ten (10) days after a request by Lessor or any mortgagee or ground lessor of Lessor, Lessee shall deliver a written estoppel certificate, in form supplied by or acceptable to Lessor, certifying any facts that are then true with respect to this Lease, including, but not limited to, that this Lease is in full force and effect, that no default exists on the part of Lessor or Lessee, that Lessee is in possession, that Lessee has commenced the payment of Rent, and that there are no defenses or offsets claimed by Lessee with respect to payment of Rent under this Lease or, if such defense or offsets exist, setting forth the same. Likewise, within ten (10) business days after a request by Lessee, Lessor shall deliver to Lessee a similar estoppel certificate covering such matters as are reasonably required by Lessee.

28. FORCE MAJEURE. In the event Lessor or Lessee shall be delayed, hindered or prevented from the performance of any act required hereunder, by reason of governmental restrictions, scarcity of labor or materials, strikes, fire, or any other reasons beyond their control, the performance of such act shall be excused for the period of delay, and the period for performance of any such act shall be extended as necessary to complete performance after the delay period. However, the provisions of this Section 28 shall in no way be applicable to the obligations of Lessee or Lessor to pay, repay or reimburse any sums, monies, costs, charges or expenses owing from one to the other under this Lease, including without limitation, Lessee’s obligations to pay Rent hereunder.

29. REMEDIES CUMULATIVE — NON-WAIVER. Unless otherwise specified in this Lease, no remedy of Lessor or Lessee shall be considered exclusive of any other remedy, but each shall be distinct, separate and cumulative with other available remedies. Each remedy available under this Lease or at law or in equity may be exercised by Lessor or Lessee from time to time as often as the need may arise. No course of dealing between Lessor and Lessee, or any delay or omission of Lessor or Lessee in exercising any right arising from the other party’s default, shall impair such right or be construed to be a waiver of default.

30. HOLDING OVER. If Lessee remains in possession of the Premises or any part thereof after the expiration of the Term of this lease, whether with or without Lessor’s acquiescence, Lessee shall be deemed only a tenant-at-sufferance and there shall be no renewal of this Lease without a written agreement signed by both parties specifying such renewal. During any such period, the Rent hereunder shall be an amount equal to one hundred thirty-five percent (135%) of the Rent payable during the last Lease Year of the Term of this Lease.

31. NOTICES. Any notice allowed or required by this Lease shall be in writing, and shall be deemed effective upon receipt (of refusal of receipt) by the addressee thereof when sent by either (i) United States mail, via certified mail or registered mail, return receipt requested, with proper postage prepaid, or (ii) nationally recognized

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overnight courier (for example, Federal Express). Notices shall be addressed as follows:

AS TO LESSOR:

Mr. Robert W. Bruce

P.O. Box 601

Greenville, South Carolina 29602

    Also

Camperdown Company, Inc.

P.O. Box 136

Greenville, South Carolina 29602

Attn: Robert W. Bruce, President

    Also

Earle Furman & Associates, Inc.

Attn: J. Earle Furman, Jr.

669 North Academy St.

Greenville, South Carolina 29601

AS TO LESSEE:

AirGate PCS, Inc.

Harris Tower

233 Peachtree Street NE

Atlanta, GA 30303

Attn: Vice President of Engineering and Operations

The addresses of Lessor and Lessee and the party, if any, to whose attention a notice or copy of same shall be directed may be changed or added from time to time by either party giving notice to the other in the prescribed manner. Upon request, Lessee shall also send a copy of all notices from Lessee to any mortgagee or ground lessor of Lessor; provided, however, that in no event shall Lessee be required to send more than two (2) additional notices to any mortgagees or ground lessors.

32. LEASING COMMISSION. Lessor and Lessee represent and warrant each to the other that they have not dealt with any broker or other person claiming any entitlement to any commission in connection with this transaction except Earle Furman & Associates, Inc. (and ICON Commercial as cooperating broker)(“Broker”). Lessor and Lessee agree to indemnify and save each other harmless from and against any and all claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys’ fees, for any leasing commissions or other commissions, fees, charges or payments resulting from or arising out of their respective actions in connection with this Lease except as to Broker or Brokers herein identified. Lessor agrees to be responsible for the leasing commission due Broker(s) pursuant to a separate written agreement between Lessor and Broker, and to hold Lessee harmless respecting the same.

33. Intentionally omitted.

34. SURRENDER OF PREMISES. At the expiration or earlier termination of the Term of this Lease, Lessee shall surrender the Premises and, subject to the terms of this Lease, all improvements, alterations and additions thereto, and keys therefor to Lessor, clean and neat, and in the same condition as at the rental Commencement Date, natural wear and tear and items to be maintained by Lessor pursuant to Paragraph 15.1 hereof excepted.

35. ENVIRONMENTAL MATTERS.

35.1 Lessee hereby agrees to indemnify and hold lessor harmless from and against any and all claims, liabilities, and costs, (including reasonable attorney’s fees) relating to the use of the Premises by the Lessee which is caused by the use, storage, release, disposal, or generation by Lessee or its agents, employees, contractors, or invitees (but not by others) of any Hazardous materials (as hereinafter defined) in, on, or about the Project or the Premises.

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35.2 If the Lessee shall become aware of, or have reasonable cause to believe, that any Hazardous Materials have come to be located on or beneath the Premises or Property in amounts greater than permitted by law, the Lessee shall give written notice of such condition to the Lessor. In addition, the Lessee shall immediately notify the Lessor in writing of: (i) any governmental or regulatory action instituted or threatened relating to any Hazardous Materials on or about the Premises; (ii) any claim made or threatened by any person relating to any Hazardous Materials that have come to be located in or on the Premises or the Property; (iii) any reports made to any local, state or federal environmental agency arising out of or in connection with any Hazardous Materials in or on the Premises or the Property, including any complaints, notices, warnings, or asserted violations in connection therewith, of which the party becomes aware.

35.3 As used in this Agreement, the term “Hazardous Materials” means any substance, material, or waste now or hereafter determined by any federal, state or local governmental authority to be capable of posing a risk of injury to health, safety, or property. As used in this Agreement, the term “Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials.

36. NO REPRESENTATIONS. Neither Lessor nor Lessor’s agent has made any representations or promises, except such as are contained herein or endorsed hereon, to the Lessee respecting the condition of the Demised Premises or any other matter or thing relating to the Demised Premises or the Lease. The taking possession of the Demised Premises by the Lessee shall be conclusive evidence against the Lessee or anyone holding under this Lease that the Demised Premises were in good and satisfactory condition when possession of the Demised Premises was so taken; subject to punch list items and latent defects, each of which shall be repaired promptly by Lessor at Lessor’s expense.

37. PARKING. The Lessee, its employees, visitors and guests are authorized to make reasonable use of the parking facilities which form part of the Project, subject to posted rules and regulations and at the sole risk of each driver and user of said facility, but in all events free of change. Lessee shall cooperate with the Lessor in limiting the use of said parking facility by Lessee, its employees, guests and visitors to the approximate proportionate share in relationship to the Premises which is one parking space per one thousand (1,000) square feet of Premises. The parking facility shall not be used for the storage of abandoned or defective vehicles or for any other purpose except transient parking. Neither Lessee nor Lessee’s employees, officers, agents, guests, invitees or other persons visiting the Premises shall have any rights to any particular parking space or spaces, and no special markings or signs may be placed on any parking spaces or spaces, and no special markings or signs may be placed on any parking spaces by Lessee. A minimum of 30 parking spaces will be provided.

38. MISCELLANEOUS.

38.1 Evidence of Authority. If requested by either party, the other party shall furnish appropriate legal documentation evidencing the valid existence and good standing of such other party and the authority of any parties signing this Lease to act for such other party.

38.2 Nature and Extent of Agreement. This Lease, together with all exhibits hereto, contains the complete agreement of the parties concerning the subject matter, and there are no oral or written understandings, representations, or agreement pertaining thereto which have not been incorporated herein. This Lease creates only the relationship of landlord and tenant between the parties, and nothing herein shall impose upon either party any powers, obligations or restrictions not expressed herein.

38.3 Binding Effect. This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

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The Lease shall not be binding on Lessor until executed by Lessor and delivered to Lessee.

38.4 Captions and Headings. The captions and headings in this Lease are for convenience and reference only, and they shall in no may be held to explain, modify, or construe the meaning of the terms of this Lease.

38.5 Rules and Regulations. The rules and regulations attached as Exhibit 4 (“Rules and Regulations”) are Lessor’s Rules and Regulations for the Project and Buildings. Lessee shall faithfully observe and comply with such Rules and Regulations and such reasonable changes therein (whether by modification, elimination, addition or waiver) as Lessor may hereafter make and communicate in writing to Lessee, which shall be necessary or desirable for the reputation, safety, care or appearance of the Project and Buildings or the preservation of good order therein or the operation or maintenance of the Project and Buildings or the equipment thereof of the comfort of tenants or others in the Project and Buildings. Lessor agrees to equitably enforce observation and performance of the Rules and Regulations for the best interest of the Project and Buildings as a whole.

38.6 Severability. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such term, covenant, condition or provision to any other person or any other circumstances (other than those as to which it shall be invalid or unenforceable) shall remain valid and enforceable to the fullest permitted by law.

38.7 Governing Law. This Lease shall be construed according to, and be governed by, the laws of the State of South Carolina.

38.8 Time of Essence. Time is of the essence of this Lease.

38.9 Recording. It is not intended that this Lease be recorded, but at the request of either party the other party shall execute a Memorandum or Short Form Lease and the Lease shall be recorded with the requesting party paying the recording costs.

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39. ADDENDUM. Modifications to this Agreement, if any, are presented in Exhibit S which is attached and a part of this Lease Agreement. In the event of any inconsistency between the provisions contained within the body of this Lease and the Addendum, the provisions of the Addendum shall control.

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and sealed pursuant to authority duly given, as of the day and year first above written.

LESSEE: AGW Leasing Company, Inc.

/s/	By:	/s/
Witness
	Its:	V.P. Law & Corporate Secretary
/s/	Date:	8.23.99
Witness

LESSOR: Robert W. Bruce

/s/	/s/ Robert W. Bruce
Witness	Date:	8-25-99
/s/ Witness
LESSOR: Camperdown Company, Inc.

/s/ Witness /s/ Witness	By:	/s/ Robert W. Bruce
	Its:	PRESIDENT
	Date:	8-25-99

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EXHIBIT 1

LEGAL DESCRIPTION OF THE PROJECT

TRACT Z

TWELVE LOGUE COURT

All that certain piece, parcel and tract of land, situate, lying and being in the State of South Carolina, County of Greenville, and being shown and designated as Tract Z, on plat of survey prepared by Freeland-Clinkscales & Associates, Inc. dated May 17, 1993, recorded in Plat Book 24-W at Page 93A and 93-B, in the RMC Office of Greenville County and having, according to said plat, the following metes and bounds, to wit:

Beginning at an iron pin on the northern right of way of Pelham Road, which pin is the northwestern corner of Tract “Y” and the southeastern corner of Tract “X”; thence with the common line of Tract “X” and Tract “Y”, NO8-51-55E for 48.18 feet to an iron pin; thence with a curve having a radius of 419.80 feet and an arc of 193.50 feet and a chord bearing and distance of N22-03-47E for 191.79 feet to an iron pin; thence, N35-16-27E for 364.85 feet to an iron pin being the true point of beginning; thence, continuing with the line of Tract “X”, N35-15-40E for 365.87 feet to an iron pin; thence, N35-15-42E for 308.00 feet to an iron pin; thence, N30-21-19E for 11.10 feet to an iron pin; thence, with the line of Hooker Atlanta Corporation, N30-34-O5E for 100.56 feet to an iron pin; thence, with the line of M & H Properties, Inc., S31-01-17W for 154.22 feet to an iron pin; thence, with the line of Rex L. Plemmons, 536-53-48W for 49.99 feet to an iron pin; thence, S36-53-47W for 305.18 feet to an iron pin; thence, with the line of Findley Adhesives, Inc., S35-16-35W for 334.87 feet to an iron pin; thence, with the line of Tract “Y”, N54-45-15W for 448.20 feet to an iron pin being the true point of beginning. Above described tract contains 368,381 square feet or 8.457 acres.

EXHIBIT 1(a)

EXHIBIT 3

MONTHLY RENT SCHEDULE (BASE YEAR)

Years 1 – 5	$11,166.67
Years 6 – 10	$11,666.67
Years 11 – 15	$15,000.00

Exhibit S

Addendum to Lease Agreement

Section 35 of the Lease Agreement is amended to add the following provisions:

35.4	Lessor represents, to the best of its knowledge, that there are no Hazardous Materials on or beneath the Project and the Project is not in violation of any applicable environmental law.

35.5	Lessor agrees to indemnify and hold Lessee harmless from and against any and all claims, liability and costs (including reasonable attorney’s fees) arising from or related to (a) any breach or inaccuracy of Lessor’s representation in Section 35.4 of this Lease; or (b) the presence of any Hazardous Material for which Lessor is responsible or that is caused by the use, storage, release, disposal or generation by Lessor or its agents, employees, contractors, or invitees (but not by others) of any Hazardous Materials in or on the Project or the Premises. Landlord diligently shall enforce compliance by other tenants with the restrictions that relate to the introduction of Hazardous Materials in leases for space in the Project.

35.6	Pursuant to its obligations under Section 35.5, Lessor shall at its expense, or at the expense of other tenants in the Project, as applicable, promptly take all steps (or require at tenant to take all steps) necessary to contain, investigate and remedy the release of any Hazardous Materials on or in the Project or which effects or threatens to effect the Project. As required by law, Lessor shall report such release and coordinate its remedy with all appropriate governmental entities and perform any required remediation.

Exhibit 4

RULES AND REGULATIONS

1. The sidewalks, and public portions of the Project, such as entrances passages, courts, vestibules, stairways, corridors or halls, and the parking areas, streets, alleys or ways surrounding or in the vicinity of the Project shall not be obstructed, even temporarily, or encumbered by Lessee.

2. No curtains, blinds, shades, louvered openings, tinted coating, film or screens shall be attached to or hung in, or used in connection with, any window, glass surface or door of the Premises, without the prior written consent of Lessor, unless installed by Lessor.

3. Without the prior written approval of Lessor, no sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Lessee on any part of the outside of the Premises or Project or on corridor walls or windows or other glass surfaces. In the event of the violation of the foregoing by Lessee, Lessor may remove same without any liability, and may charge the expense incurred by such removal, to Lessee. The care and maintenance of any such approved signs shall be the sole responsibility of Lessee.

4. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Premises or the Project.

5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Lessee.

6. Lessee shall not in any way deface any part of the Premises or the Project.

7. No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Premises. No cooking shall be done or permitted by Lessee on the Premises except in conformity to law and then only in the utility kitchen, if any, as set forth in Lessee’s layout, which is to be primarily used by Lessee’s employees for heating beverages and light snacks. Lessee shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

8. Neither Lessee, nor any of Lessee’s employees, agents, visitors, or licensees, shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, or chemical substance, other than reasonable amounts of cleaning fluids or solvents required in the normal operation of Lessee’s business offices.

9. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Lessee, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of Lessor and unless and until a duplicate key is delivered to Lessor. Lessee shall, upon the termination of its tenancy, restore to Lessor all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Lessee, and in the event of the loss of any keys so furnished, Lessee shall pay to Lessor the cost thereof.

10. Lessee agrees that it shall not employ any cleaning or maintenance contractor, nor any individual, firm or organization for such purpose, without Lessor’s prior written consent, which shall not be unreasonably withheld.

11. Lessor shall have the right to prohibit advertising by Lessee which, in Lessor’s reasonable judgment, tends to impair the reputation of the Project or its desirability as a center for offices and warehouses, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

12. All paneling, rounds or other wood products not considered furniture shall be of fire retardant materials. Before installation of any such materials, certification of the materials’ fire retardant characteristics shall be submitted to Lessor or its agents, in a manner satisfactory to Lessor.

13. Lessor may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Lessor shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Lessee from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project. Notwithstanding the foregoing, Lessor hereby agrees to equitably enforce the observation and performance of the Rules and Regulations for the best interest of the Project as a whole.

14. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or part, the terms, covenants, agreements and conditions of the main text (including Special Provisions) of the Lease, which text shall control except as to any attempted waiver of any of these Rules and Regulations in the instance of conflict.

15. Lessor reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety, care and cleanliness of the Project, and for the preservation of good order therein. Such other Rules and Regulations shall be effective upon written notification of Lessee.

STATE OF SOUTH CAROLINA	)
	)	AFFIDAVIT
COUNTY OF CHARLESTON	)

PERSONALLY APPEARED BEFORE ME, the undersigned Notary Public, Robert W. Bruce (hereinafter referred to as the “Deponent”), who being personally known to me to be the person whose name is subscribed hereto and who, after being first duly sworn according to the law upon which his oath is deposed, does hereby state the following:

1.	That the undersigned Deponent is authorized to make this Affidavit and has personal knowledge of all facts sworn to in this Affidavit;

2.	That the undersigned Deponent is not the same person as the Robert Bruce referred to in the Confession Of Judgment in favor of The State of South Carolina entered on November 29, 1995 in the Greenville County Court of General Sessions Case Nos. 93-65-23-0891 and 94-65-23-0139 and recorded in Judgment Roll 95-6423.

3.	That the undersigned Deponent has never resided, nor has he ever owned property at 6 Cotton Street, Greenville, SC.

4.	My Social Security Number is , and my date of birth is .

5.	That the undersigned Deponent expressly acknowledges that the foregoing representations are being made for the benefit of AGW Leasing Company, Inc., a Delaware corporation, Grant, Kuyk & Rogers, a Professional Corporation, and First American Title Insurance Company, as the title insurance company in connection with the lease of the property company commonly known as #12 Logue Court, Greenville, SC. The undersigned Deponent shall indemnify, and hold AGW Leasing Company, Inc., Grant, Kuyk & Rogers, a Professional Corporation and First American Title Insurance Company their respective heirs, successors and assigns, harmless from and against any claim, damage and expense whatsoever (including, without limitation, costs and attorney’s fees) that Robert W. Bruce is not the same person as the Robert Bruce in the above described lien.

/s/ Robert W. Bruce
Robert W. Bruce

Sworn to before me this 25th day of August, 1999.

/s/

Notary Public for South Carolina

My Commission expires: 7/21/2007

LEASE EXTENSION/MODIFICATION AGREEMENT

THIS EXTENSION AGREEMENT is to be attached to and form a part of a certain Lease (which together with any amendments, modifications, and extensions thereof is hereinafter called the Lease) made the 6th day of June, 2004, between Robert W. Bruce and Camperdown Company, Inc. as Lessor, and Webb/Mason Inc., as Lessee, covering the premises described as approximately 15,520 square feet of industrial distribution office space located in Suite D of 12 Logue Court in Greenville, SC 29615.

WITNESSETH THAT the Lease is hereby modified and extended for a term of three (3) year to commence on the 1st day of July, 2004, and to end on the 30th day of June, 2007, on condition that the Lessor and Lessee comply with all the provisions of the Lease during its unexpired term. This modification and extension shall be upon all the terms, conditions, covenants and agreements contained in the original Lease, with any exceptions noted below:

Rent for the Premises, for the additional three (3) year term of the lease shall be at the yearly base rate of Fifty-Four Thousand Five Hundred Ninety-One Dollars and Sixty Cents ($54,591.60). Rent is payable in advance on the first day of each month, in equal monthly installments of Four Thousand Five Hundred Forty-Nine Dollars and Thirty Cents ($4,549.30).

The Lessor agrees to install Eight (8) 400-Watt Metal Halide high bay fixtures in the warehouse portion of the Premises per the attached Exhibit A.

The Lessor grants the Lessee a First Right of Refusal to lease the adjacent unit, Unit E, during this extension period of the lease. Should the Lessor receive a bonafide written offer to lease the adjacent space, the Lessor shall provide written notice to the Lessee. The Lessee shall have Five (5) days to determine the feasibility of leasing the additional space. The Lessor will offer the adjacent space for $3.00/SF (NNN) during the first year of this lease extension. The Lessee must match any offers during the last two years of this extension period.

IN WITNESS WHEREOF, the parties hereto have signed and sealed this Extension Agreement this 23 day of June, 2004.

ATTEST:	LESSOR: Robert W. Bruce

/s/	/s/ Robert W. Bruce
Date of Execution: 6-30-04

ATTEST:	LESSOR: Camperdown Company, Inc.

/s/	By:	/s/ Robert W. Bruce
	Its:	President
Date of Execution: 6-30-04

ATTEST:	LESSEE: Webb/Mason Inc.

/s/	By:	/s/
Print Name:
Its:
Date of Execution:

LANDLORD’S WAIVER

Dated: December 1, 2003

PREMISES:	Suite D, 12 Logue Court Greenville, South Carolina 29615

TENANT:	Webb/Mason, Inc.

LEASE:	Dated June 1, 2001 between Pelham Limited Partnership and Webb-Mason, Inc., re premises stated above.

WHEREAS, the Undersigned is/are the owner(s) and/ or landlord(s) of the above premises (“Premises”) which are rented to the above-named tenant (“Tenant”); and

WHEREAS, tenant has granted or is granting a continuing lien and security interest to Provident Bank (“Lender”) in the following (“Collateral”):

All of Tenant’s now owned or hereafter acquired (i) accounts, (ii) instruments, (iii) chattel paper, (iv) documents, (v) general intangibles, (vi) inventory, (vii) equipment, (viii) fixtures, (ix) letter of credit rights (x) deposit accounts, (xi) investment property, (xii) all books and records (including, without limitation, customer lists, credit files, computer programs, printouts, and other computer materials and records) of Tenant pertaining to any of the foregoing, and (xiii) all accessories to, substitutions for and all replacements, products and cash and non-cash proceeds of any of the foregoing, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the foregoing.

NOW, THEREFORE, the Undersigned, intending to be legally bound hereby, and for other good, valuable and sufficient consideration, receipt whereof is hereby acknowledged, hereby agrees as follows:

1.	Any and all liens, claims, demands, or rights, including but not limited to the right to levy or distrain for unpaid rent, which the Undersigned now has or hereafter acquires on or in any of the Collateral, whether arising by statute, common law or otherwise, shall be subordinate and inferior to the lien and security interest of Lender, and as to Lender, the Undersigned hereby specifically waives and relinquishes all rights of levy, distrain, seizure or execution with respect to such property.

2.	Any Collateral of Tenant shall, at all times, be considered to be personal property regardless of whether or the manner in which it may be affixed to the Premises, so long as any obligations are owing to Lender by Tenant. Lender, however, shall not claim any interest in any heating, electrical, plumbing, or air conditioning or mechanical systems at the Premises.

3.	Lender may at any time enter upon the Premises and remove the Collateral. Lender may also take possession of the Collateral on the Premises, and may remain on the Premises for a reasonable period of time (as determined by Lender)

in order to dismantle, prepare for disposition or removal, sell or otherwise dispose of, remove or otherwise deal with the Collateral. Under no circumstances shall Lender have any obligations of any kind to the Undersigned at any time concerning the condition of the Premises.

4.	Nothing herein contained shall be deemed to make Lender a tenant at any time at the Premises, or be deemed to delegate any duties or obligations under the Tenant’s Lease to or constitute any assumption thereof by Lender. Nothing herein contained shall compel Lender, at any time, to remove, retain, hold, continue to hold, sell or otherwise deal with any or all of the Collateral.

5.	Landlord shall notify Lender in writing of any default by Tenant under the provisions of the Lease and Lender shall have the right (but not the obligation) to cure such default on behalf of Borrower within thirty (30) days from the date Lender receives such notice. Any such notice shall be sent by certified mail, postage prepaid, to Lender at 114 East Lexington Street 5th Floor, Baltimore, MD 21202; Attention: Emil Keller.

6.	The Undersigned will notify any purchaser or successor owner or landlord of the Premises of the existence of this Waiver, which shall be binding upon the executors, administrators, successors, transferees or assignees of the Undersigned and shall inure to the benefit of the successors and assigns of Lender.

7.	This Waiver shall be binding and effective upon the Undersigned upon written approval hereof by Lender and no amendment, waiver or termination of this Waiver shall be binding or effective as to Lender without Lender’s prior written consent.

8.	The Undersigned represents that it has the full power and authority to execute this Waiver and that the Undersigned has no knowledge of any current or event of default under the Tenant’s lease for the Premises.

DATED the day and year first above written.

APPROVED:

PROVIDENT BANK	Pelham Limited Partnership

By:	By:	/s/
Name:		Authorized Representative
Title:

NAI EARLE FURMAN, LLC

669 NORTH ACADEMY STREET

GREENVILLE, SOUTH CAROLINA 29601

STATE OF SOUTH CAROLINA	)
	)	LEASE
COUNTY OF GREENVILLE	)

This Agreement is made the 1st day of June, 2001 between Robert W. Bruce and the Camperdown Co., Inc. (hereinafter called “Lessor”), and Webb/Mason Inc. (hereinafter called “Lessee”).

1.	PREMISES	Lessor agrees to lease to Lessee and Lessee agrees to lease the premises situated in the County of Greenville and State of South Carolina (hereinafter called the “Premises”), and more specifically described as follows:

Approximately 15,520 SF of Industrial Distribution Office Space located in Suite D of 12 Logue Court in Greenville, SC 29615

2.	TERM	For a term of Three (3) year(s) beginning on the 1st day of July, 2001, and ending on the 30th day of June, 2004. (No easement for light or air is a part of the Premises.)

3.	RENTAL	Rent for the Premises, which Lessee agrees to pay, shall be at the yearly rate of Fifty One Thousand Nine Hundred Ninety Two Dollars ($51,992.00). Rent is payable in advance on the first day of each month, in equal monthly installments of Four Thousand Three Hundred Thirty Two Dollars and Sixty Seven Cents ($4,332.67).

4.	USE	Premises shall be used for the purpose of storage, distribution, office and no other. Lessee agrees not to use Premises for any illegal purposes or to violate any regulation of any governmental body or to create any nuisance or trespass to others.

1	Lessor Lessee

5.	ADDITIONAL TAXES	The Lessee shall pay in the first instance all real estate property taxes which may be levied or assessed by any lawful authority against the land and improvements.

Presentation of paid tax receipts, upon request, will be deemed sufficient evidence of additional rents due, which will be payable by separate check along with the following month’s rent. In the event rent taxes are ever imposed, Lessee shall pay such taxes.

6.	INSURANCE	(A)	Lessor will, at all times, have and maintain adequate fire and extended casualty coverage insurance on the building which constitutes the leased Premises and pay such premiums when due. It is understood and agreed that such insurance carried by the Lessor shall cover only the structure itself. Lessee shall reimburse Lessor for its portion of the fire and extended casualty coverage insurance on the building.

		(B)	Lessee shall carry at its own expense and pay all premiums for insurance to cover its personal property, trade fixtures and merchandise contained within the structure. Lessee will also carry and keep in force a policy of comprehensive public liability insurance, including property damage, with respect to the leased Premises. This policy shall provide at least the following limits: bodily injury $1,000,000 each person, $1,000,000 each occurrence and property damage $500,000 each occurrence. In addition to the Lessee, the policy shall also name the Lessor as an additional insured at the cost of the Lessee. Lessee shall, upon demand, deliver to the Lessor from time to time a certificate or other evidence that this public liability insurance coverage is being maintained by the Lessee.

		(C)	With regard to the insurance coverage to be maintained by the Lessor as set forth in 6(a) above, if the Lessee, by reason of its use of the Premises, causes an increase in the insurance rates of the Lessor, Lessee will compensate the Lessor by paying additional rent to equal the amount of the increase in the rate caused by the Lessee’s use.

2	Lessor Lessee

This amount shall be due and payable to the Lessor on the first day of the month immediately following any such increase. In any such instance, however, the Lessee will be given the opportunity to eliminate the rate increase, if it is possible to do so, by complying with recommendations of the Lessor, Lessor’s agent, Lessor’s insurance company, or any other authorized regulatory body.

7.	UTILITIES	The Lessee agrees to pay all charges for electricity, gas, heating, fuel, water, sewer rentals or charges, and any other utility charges used in the Premises.

8.	SUBLETTING AND ASSIGNMENT	It is understood and agreed that if Lessee does so assign or sublet (only after having received written permission from the Lessor) all or any portion of the leased Premises, Lessee, nevertheless, shall remain responsible to Lessor under all terms and conditions of this lease including, among other responsibilities and without limiting such responsibilities, the obligation to pay to the Lessor the difference between the rent due under the terms of this lease and any lesser amount due under the provisions of any sub-lease or assignment.

Lessor reserves the right to adjust the rental rate in the event it consents to an assignment or sub-letting of the Premises as long as the rental adjustment is in line with current market rates of similar property at the time of such assignment or subletting.

9.	EXAMINATION OF PREMISES	Lessee agrees that it has examined and is familiar with the condition of the Premises and will accept the Premises in its present state of condition and repair unless otherwise agreed upon in this lease.

10.	POSSESSION	If this lease is signed by all the parties before the Premises become ready for occupancy and Lessor cannot acquire or deliver possession of the Premises by the time the term of this lease is anticipated to begin, the Lessee agrees to waive any claim for damages, including but not limited to, any incidental or consequential damages due to such delay and LESSOR WAIVES ANY RENTALS DUE until possession is delivered to Lessee. If Lessee is to finish the leased Premises itself and the Premises are not ready for occupancy at the time designated for this lease to begin, the Lessee will, nevertheless, pay rent according to the lease dates set forth in this Agreement.

3	Lessor Lessee

11.	ALTERATIONS	The Lessee, after receiving written permission from Lessor’s agent, may make certain alterations, additions and improvements to the Premises. All additions, including, but not limited to, carpet, tile, wall covering, ceiling tile, shelving, partitioning, doors, and fixtures will become part of the leased Premises and will remain intact at the end of this lease.

Store and office furniture and trade fixtures which are readily removable without injury to the Premises may be removed at the end of this lease provided all other conditions of the lease have been satisfied. Any injury to the floors, walls or ceilings caused by removal of such trade fixtures will be repaired at the Lessee’s expense by the Lessee at the time that such trade fixtures are removed.

12.	REPAIRS BY LESSOR	The Lessor agrees to maintain the structural components of the buildings to include the roof, exterior walls (exclusive of glass, plate glass doors, and door mountings) and foundations. Lessor is under no obligation to inspect the Premises to find defects.

Lessee will at once report to the Lessor any defective condition known to Lessee which the Lessor is required to repair. Failure to report such defects shall make Lessee responsible to Lessor for any liability incurred by Lessor by reason of such defect.

13.	REPAIRS BY LESSEE	The Lessee agrees to keep and maintain the Premises at its sole expense in a good state of condition and repair except those items referred to in Paragraph 12. The Lessee also agrees to keep all fixtures pertaining to the heating, air conditioning, ventilating, electrical, plumbing and sprinkler system (if any) in good order and repair at its sole expense.

The Lessee also agrees to redecorate, paint, and renovate the Premises as may be necessary to keep them in proper condition and good appearance. If any portion of the leased Premises is on the ground level, the Lessee agrees to keep the sidewalks on front of the ground level portion

4	Lessor Lessee

portion clean and free of obstruction. Lessee agrees to pay its pro-rata share of exterior common area maintenance to increase no more than 3% a year with the year 2000 as the base year.

The Lessee agrees to return the Premises at the end of the lease term in at least as good condition as Premises were when first leased, normal wear and tear excepted.

14.	SIGNS	The Lessee may place or attach to the Premises signs or other such identification as needed after receiving written permission from the Lessor. Any signs or other form of identification allowed must conform to City or County ordinances governing at the time.

Any damage caused to the Premises by the Lessee’s erecting or removing such signs will be repaired promptly by the Lessee at the Lessee’s expense.

The Lessee also agrees to have any window or glass identification completely removed and cleaned at its expense promptly upon vacating the Premises.

15.	KEYS	The Lessor will give Lessee at least one key to the Premises at the beginning of this lease. The Lessee agrees to account for all keys provided or duplicated and to return all keys to Lessor at once at the end of the lease period. The Lessee agrees that the Lessor or his Agent may keep a master key or passkey to the Premises in accordance with paragraph 23 of this lease. When the Premises were leased, key(s) were given to the Lessee.

16.	PERSONAL PROPERTY	All personal property moved into the Premises by the Lessee shall be at the risk of the Lessee or the owners of the personal property. The Lessee agrees that the Lessor shall not be liable for any damage, loss, or theft of personal property from any cause.

17.	TRASH REMOVAL	The Lessee agrees to keep the entire Premises clean at all times, both inside and out (to include parking areas) at its sole expense.

18.	ABANDONMENT	The Lessee agrees not to abandon or vacate the Premises during the period of this lease without the Lessor’s prior written approval.

19.	DEFAULT	The Lessee agrees to pay rent at the time, in the amount,

5	Lessor Lessee

and in the manner as agreed upon in Paragraph 3 of this lease. The Lessee also agrees that rent shall be due at the specified time without any notice, bill, reminder, or demand from the Lessor or the Lessor’s Agent.

It is mutually agreed that any one or more of the following enumerated events shall constitute and be referred to as a “Default”:

(A)	If the Lessee fails to pay rent at the time, in the Amount, and in the manner agreed upon and remains in default for ten (10) days after the stated time; or

(B)	If the Lessee fails to perform any of the terms or provisions of this lease other than paying rent when due, and fails to cure such default within ten (10) days after receiving written notice of default from the Lessor or the Lessor’s Agent; or

(C)	If the Lessee is declared bankrupt or insolvent by judicial decree; or

(D)	If the Lessee takes the benefit of any federal reorganization or composition proceedings; or

(E)	If the Lessee makes a general assignment for benefit or creditors; or

(F)	If the Lessee’s leasehold interest in this lease is sold under any process of law; or

(G)	If a trustee in bankruptcy or a receiver is appointed or elected for the Lessee; or

(H)	If the Lessee abandons the Premises; or

(I)	If any materialman’s, mechanic’s or other lien is filed against the leased Premises in connection with any improvements, alterations, or additions made by Lessee pursuant to Paragraph 11 of this lease and the Lessee is responsible for the cost of the improvements, alterations, or additions but allows the lien or liens to stand against the leased

6	Lessor Lessee

Premises and does not secure the discharge of the property from such liens by filing an appropriate bond pursuant to applicable law. If Lessee does file a bond and elects to contest the liens, there shall be no default pending final determination of such disputed matter; then, and in any of the above events, the Lessor at its option may at once terminate this lease by giving written notice to the Lessee. (Notice to terminate in any of the above events may also be given by the Lessor’s attorney or Agent.)

Upon such termination by the Lessor, the Lessor or its Agents shall have the right to enter the Premises, by force if necessary without being liable for trespass, forcible entry or other tort, to re-take possession of the Premises, remove all persons and personal property of the Lessee if the Lessor so desires, and to place a “For Rent” or “For Lease” sign in a place where the sign would be most likely seen by the public.

If termination occurs under any of the above events, the Lessee agrees to grant to the Lessor a lien (in addition to any statutory lien or right to distress that may exist) on all of Lessee’s personal property in or around the Premises to secure payment of rent and performance of the other conditions of this lease which are in default.

The Lessee also agrees to pay all attorney’s fees and all other expenses incurred by the Lessor while enforcing any of the obligations of this lease.

20.	RIGHT OF RE- ENTRY OR TO DECLARE FULL RENTAL DUE	In the event of a default as described in Paragraph 19 above, then Lessor, besides any other rights or remedies it may have, may at Lessor’s option (a) declare the full rental for the entire term immediately due and payable without prejudice to any other remedies in law or equity available to Lessor, or (b) have the immediate right of re-entry and take possession of the demised Premises immediately and to hold the Premises with the full right to recover from the Lessee all past due rents and any and all damages, including attorney’s fees, as a result of the default. Lessor on re-entry may require that all persons exit the Premises and that all property be transported to and stored at a public warehouse or elsewhere at the cost and for the

7	Lessor Lessee

account of the Lessee. Additionally, the Lessor shall be able to utilize all other rights and remedies available to Lessor under the laws of the State of South Carolina.

21.	RIGHT TO RE-LET	Should Lessee default as set out in Paragraph 19, Lessor may elect to re-enter the leased Premises and attempt to re-let the Premises. Lessor’s only responsibility shall be to offer the Premises for rent and make the usual and normal efforts to re-let the Premises. Lessee shall be liable for any deficiency between the amount of rental received, if any, and the amount which the Lessee is obligated to pay under this lease and for any other damages, including attorney’s fees, suffered by Lessor.

22.	RIGHT TO TERMINATE	In addition to Lessor’s right to re-enter and re-let the Premises, Lessor may elect, upon a default, to terminate this Lease Agreement immediately. In such event, this lease shall be regarded as cancelled as of the date the Lessor serves notice of Lessor’s election to terminate to Lessee. Lessee shall remain liable to Lessor for all rentals, charges and payments accrued to the time of such termination.

The Lessor’s right to terminate this lease is in addition to and not in lieu of any other rights or causes of action that Lessor may have against the Lessee because of a default by the Lessee. If Lessor does not elect to terminate the lease as above provided, then Lessor shall utilize and pursue such other rights as it may have against the Lessee under the other terms of this lease, the laws of the United States or the City, County and State in which the leased Premises are located.

23.	DAMAGE TO OR DESTRUCTION OF PREMISES

The Lessee shall notify the Lessor or its agent at once in the event of any fire or other casualty to the leased Premises. If the leased Premises are totally destroyed by fire or other casualty or damaged to such an extent that they become wholly unfit for occupancy under existing building codes and regulations, then this lease may be terminated by either party by giving written notice within 30 days after the occurrence of such fire or other casualty.

If the leased Premises, however, are damaged by fire or

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other casualty but may be repaired within 90 days from the date of the damage (it being agreed that if such rebuilding or repairs cannot be completed within the 90-day period but the Lessor commenced the rebuilding or repair work without unreasonable delay within the 90-day period and completes the rebuilding or repair with due diligence, such damage shall be deemed rebuilt or repaired within the 90-day period), then the Lessor may notify the Lessee within 30 days of the date of the fire or other casualty of its intention to rebuild or make such repairs and may enter and repair the Premises as quickly as reasonably possible. In this event, rent shall not be due while such rebuilding or repair work is being performed, but shall resume again as soon as the rebuilding or repairs are completed.

It is agreed that if the Premises are damaged only slightly due to fire or other casualty and still fit for occupancy, the Lessor shall repair the damage as quickly as reasonably possible and the Lessee shall continue to pay rent and uphold all other lease provisions.

The Lessee agrees not to claim any compensation from the Lessor or the Lessor’s insurance company because of any inconvenience, annoyance or business interruption arising from the damage, repair, rebuilding, or alteration of any portion of the building.

24.	CONDEMNATION	If the whole or any part of the property of which the leased Premises are a part shall be condemned, taken by court decree or taken by any other lawful authority (including the power of eminent domain), the Lessee shall have no claim or interest in any award of damages or other compensation for such taking.

If the Lessor in his sole discretion determines that such taking shall render the Premises unfit for the purposes of this lease, the lease shall terminate on the date that possession is taken by public authorities and rent shall be paid through that date.

25.	GOVERNMENTAL ORDERS	The Lessee, at its sole expense, agrees to observe and comply with all laws, ordinances, rules and regulations of the Federal, State, County and Municipal authorities as may apply to the business conducted by the Lessee on the Premises.

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26.	ENTRY FOR CARDING, REPAIRS, ETC.	The Lessee agrees that the Lessor may card the Premises “For Sale” at any time and “For Rent” or “For Lease” sixty (60) days prior to the end of this lease. The Lessor may enter the Premises at reasonable hours to show same to prospective purchasers or Lessees and to make repairs required of Lessor under the terms of this lease, or to make repairs to Lessor’s adjoining property, if any.

27.	RIGHT TO MORTGAGE OR LEASE	The Lessee agrees that its rights are subordinate and subject to any bonafide mortgage which now covers the Premises or to any bonafide mortgage which may be placed on the Premises any time in the future by the Lessor and will sign any Lease Subordination Agreement or Estoppel Agreement at the Lessor’s request.

28.	WAIVER OF RIGHTS	The Lessee agrees that no waiver of any conditions of this lease by the Lessor whether implied or in writing shall constitute any further waiver by the Lessor of any other condition of this lease. The rights and remedies created by this lease are cumulative and the use of one remedy does not exclude or waive the right to the use of another.

29.	ZONING	It is agreed that the use of the leased Premises is subject to any applicable zoning ordinances or regulations and set back lines of any governmental authority.

30.	TIME	Time is of the essence of this Agreement.

31.	NOTICES	It is agreed that all notices regarding this lease shall be sent by certified or registered mail to:

		(A) Notice to Lessor:	Mr. Robert W. Bruce Pelham Limited Partnership P.O. Box 601
Greenville, SC 29602

		(B) Notice to Lessee:	Mr. Kevin Perzan Webb/Mason Inc.
P.O. Box 1107
Hunt Valley, MD 21031

32.	LIENS	The Lessee agrees that Lessee will pay all liens of contractors, subcontractors, mechanics, laborers,

10	Lessor Lessee

materialmen, and other like items and will indemnify Lessor against all legal costs and charges, bond premiums for release of liens, including legal counsel fees reasonably incurred in and about the defense of any suit in discharging the said Premises or any part from any liens, judgments, or encumbrances caused by Lessee.

33.	QUIET ENJOYMENT	Subject to the conditions of this lease, the Lessor agrees that the Lessee may peaceably have, hold and enjoy the Premises, without hindrance by Lessor or Lessor’s Agent.

34.	WRITTEN AGREEMENT	This lease contains the entire agreement between the parties. It may be modified only by an agreement in writing signed by Lessor and Lessee.

35.	CAPTIONS	The marginal captions contained here are for convenience and reference only and are not a part of this lease or to be construed as in any manner limiting or amplifying the terms and provisions of this lease.

36.	LESSOR-AGENT CONDITIONS	Lessor agrees to pay to NAI Earle Furman, LLC, Greenville, South Carolina, Agent, immediately following full execution of this lease, as compensation for its service rendered in procuring this lease 5% of all rentals scheduled to be paid by Lessee under this lease. Lessor agrees that if this lease is extended, or if any new lease is entered into between Lessor and Lessee covering leased Premises, or any part thereof, then in either or said events, Lessor in consideration of Agent’s having procured Lessee, agrees to pay to Agent 5% of all rentals paid to Lessor by Lessee under extension of new lease at the time of such extension, if any.

Agent agrees, in the event Lessor sells leased Premises that upon Lessor furnishing Agent with an agreement signed by purchaser, assuming Lessor’s obligation to Agent under this lease, Agent will release original Lessor from any further obligations to Agent provided new Lessor has agreed to pay Agent as set forth herein.

In the event that the Lessee or a purchaser in privity with the Lessee should during the term of this lease or tenancy, or within six months after its expiration date, purchase from the Lessor, the Premises herein leased, the Lessor will at the time of consummating a sale pay to NAI Earle Furman, LLC a commission of 5% of the selling price of the property.

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Agent is named as a party to this contract solely for the purpose of enforcing its rights under this paragraph and it is understood by all parties that Agent is acting solely in the capacity as Agent for Lessor to whom Lessee must look in regard to all covenants, agreements and warranties contained in this lease and that Agent shall not be liable to Lessee in regard to any matter which may arise by virtue of this lease.

37.	HEIRS AND ASSIGNS	This lease shall bind and have affect to the benefit of the parties named and their respective heirs, executors, administrators, successors and assigns.

38.	OPTIONS

____________________________________________________________________________________

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____________________________________________________________________________________

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39.	ADDITIONAL PROVISIONS

____________________________________________________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

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40.	HOLD OVER TENANT	If the Lessee holds over and continues in possession at the conclusion of the lease term, or any extension of the term, without any written agreement as to such possession, Lessor shall agree to such possession by acceptance of additional monthly payments and Lessee shall be considered a Lessee from month to month at a rental amount equal to last payment made under the terms of the written lease and shall be subject to all other terms and conditions of this lease. Such tenancy may be terminated by either party upon the giving of 30 days notice in writing to the other party.

41.	SAVING CLAUSE	In the event any provision of this lease is declared or determined to be invalid under the laws governing this lease, the remaining terms and conditions shall remain in full force and effect and shall be binding on the parties hereto.

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IN WITNESS WHEREOF, the parties named herein have set their hands and seals the year and day first above written.

LESSOR: Pelham Limited Partnership

/s/	By:	/s/ Robert W. Bruce
Witness	Its:	Managing Partner

/s/	Date:
Witness

LESSEE: Webb/Mason Inc.

/s/	By:	/s/
Witness	Its:	Treasurer
	Date:	6/6/01
Witness

NOTE: THIS IS A LEGALLY BINDING CONTRACT. IF NOT COMPLETELY UNDERSTOOD, WE RECOMMEND YOU SEEK COMPETENT ADVICE FROM YOUR ATTORNEY.

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NAI EARLE FURMAN, LLC

101 EAST WASHINGTON STREET • SUITE 400

GREENVILLE, SOUTH CAROLINA 29601

STATE OF SOUTH CAROLINA	)
	)	LEASE
COUNTY OF GREENVILLE	)

This Agreement is made the 23 day of March, 2004 between Robert W. Bruce and Camperdown Company, Inc. (hereinafter called “Lessor”), and UTI Contract Packaging, Division of UTI, Inc. (hereinafter called “Lessee”).

1.	PREMISES	Lessor agrees to lease to Lessee and Lessee agrees to lease the premises situated in the County of Greenville and State of South Carolina (hereinafter called the “Premises”), and more specifically described as follows:

An approximately 32,000 square foot office/warehouse portion described as Suite G of a larger approximately 103,426 square foot building located at 12 Logue Court, Greenville, South Carolina 29615.

2.	TERM	For a term of three (3) year(s) beginning on the 1st day of June, 2004, and ending on the 31st day of May, 2007. (No easement for light or air is a part of the Premises.)

3.	RENTAL	Rent for the Premises for the three (3) year period, which Lessee agrees to pay, shall be at the yearly rate of Ninety-Six Thousand Dollars and No Cents ($96,000.00). Rent is payable in advance on the first day of each month, in equal monthly installments of Eight Thousand Dollars and No Cents ($8,000.00). The rent for June 2004 will be payable immediately upon the execution of this lease.

4.	USE	Premises shall be used for the purpose of office/warehouse, light manufacturing space and no other. Lessee agrees not to use Premises for any illegal purposes or to violate any regulation of any governmental body or to create any nuisance or trespass to others.

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5.	TAXES	The Lessor shall pay in the first instance all real estate property taxes which may be levied or assessed by any lawful authority against the land and improvements. The Lessee shall pay Lessor as additional rent its prorated share of such taxes based upon the ratio of the square feet of leased Premises to the total number of square feet in the entire building. It is agreed that the leased Premises is 32,000 square feet and is (31%) of the entire property. The estimated annual taxes are Fourteen Thousand Seven Hundred Twenty Dollars and No Cents ($14,720.00) and shall be paid monthly as additional rent in the amount of One Thousand Two Hundred Twenty-Six Dollars and Eighty-Four Cents ($1,226.84).

Presentation of paid tax receipts, upon request, will be deemed sufficient evidence of additional rents due, which will be payable along with the month’s rent. In the event rent taxes are ever imposed, Lessee shall pay such taxes.

6.	INSURANCE

(A)    Lessor will, at all times, have and maintain adequate fire and extended casualty coverage insurance on the building which constitutes the leased Premises and pay such premiums when due. It is understood and agreed that such insurance carried by the Lessor shall cover only the structure itself. The Lessee shall reimburse the Lessor for its prorated share of such insurance. It is agreed that the estimated annual share of insurance is Two Thousand Four Hundred Dollars and No Cents ($2,400.00) and shall be paid monthly as additional rent in the amount of Two Hundred Dollars and No Cents ($200.00).

(B)    Lessee shall carry at its own expense and pay all premiums for insurance to cover its personal property, trade fixtures and merchandise contained within the structure. Lessee will also carry and keep in force a policy of comprehensive public liability insurance, including property damage, with respect to the leased Premises. This policy shall provide at least the following limits: bodily injury $1,000,000 each person, $1,000,000 each occurrence and property damage $500,000 each occurrence. In addition to the Lessee, the policy

2	Lessor Lessee

shall also name the Lessor as an additional insured at the cost of the Lessee. Lessee shall, upon demand, deliver to the Lessor from time to time a certificate or other evidence that this public liability insurance coverage is being maintained by the Lessee.

		(C)	With regard to the insurance coverage to be maintained by the Lessor as set forth in 6(a) above, if the Lessee, by reason of its use of the Premises, causes an increase in the insurance rates of the Lessor, Lessee will compensate the Lessor by paying additional rent to equal the amount of the increase in the rate caused by the Lessee’s use. This amount shall be due and payable to the Lessor on the first day of the month immediately following any such increase. In any such instance, however, the Lessee will be given the opportunity to eliminate the rate increase, if it is possible to do so, by complying with recommendations of the Lessor, Lessor’s agent, Lessor’s insurance company, or any other authorized regulatory body.

7.	COMMON AREA MAINTENANCE	The Lessee shall pay its prorated share of all common area maintenance to include landscaping, exterior maintenance and water and sewer service. The prorated estimated annual expense is Two Thousand Eighty Dollars and No Cents ($2,080.00) which shall be paid monthly as additional rent in the amount of One Hundred Seventy-Three Dollars and Thirty-Three Cents ($173.33). It is agreed that this amount paid by Lessee shall not increase even if the actual expenses increase.

8.	UTILITIES	The Lessee agrees to pay all charges for electricity, gas, heating, fuel, and any other utility charges used in the Premises.

9.	SUBLETTING AND ASSIGNMENT	It is understood and agreed that if Lessee does so assign or sublet (only after having received written permission from the Lessor) all or any portion of the leased Premises, Lessee, nevertheless, shall remain responsible to Lessor under all terms and conditions of this lease including, among other responsibilities and without limiting such responsibilities, the obligation to pay to the Lessor the difference between the rent due under the terms of this lease and any lesser amount due under the provisions of any sub-lease or assignment.

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Lessor reserves the right to adjust the rental rate in the event it consents to an assignment or sub-letting of the Premises as long as the rental adjustment is in line with current market rates of similar property at the time of such assignment or subletting.

10.	EXAMINATION OF PREMISES	Lessee agrees that it has examined and is familiar with the condition of the Premises and will accept the Premises in its present state of condition except for the modifications as described on EXHIBIT A.

11.	POSSESSION	If this lease is signed by all the parties before the Premises become ready for occupancy and Lessor cannot acquire or deliver possession of the Premises by the time the term of this lease is anticipated to begin, the Lessee agrees to waive any claim for damages, including but not limited to, any incidental or consequential damages due to such delay and LESSOR WAIVES ANY RENTALS DUE until possession is delivered to Lessee. If Lessee is to finish the leased Premises itself and the Premises are not ready for occupancy at the time designated for this lease to begin, the Lessee will, nevertheless, pay rent according to the lease dates set forth in this Agreement.

12.	ALTERATIONS	The Lessee, after receiving written permission from Lessor’s agent, may make certain alterations, additions and improvements to the Premises. All additions, including, but not limited to, carpet, tile, wall covering, ceiling tile, shelving, partitioning, doors, and fixtures will become part of the leased Premises and will remain intact at the end of this lease.

Store and office furniture and trade fixtures which are readily removable without injury to the Premises may be removed at the end of this lease provided all other conditions of the lease have been satisfied. Any injury to the floors, walls or ceilings caused by removal of such trade fixtures will be repaired at the Lessee’s expense by the Lessee at the time that such trade fixtures are removed.

13.	REPAIRS BY LESSOR	The Lessor agrees to maintain the structural components of the buildings to include the roof, exterior walls (exclusive of glass, plate glass doors, and door mountings) and foundations. Lessor is under no obligation to inspect the Premises to find defects.

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Lessee will at once report to the Lessor any defective condition known to Lessee which the Lessor is required to repair. Failure to report such defects shall make Lessee responsible to Lessor for any liability incurred by Lessor by reason of such defect.

14.	REPAIRS BY LESSEE	The Lessee agrees to keep and maintain the Premises at its sole expense in a good state of condition and repair except those items to in Paragraph 13. The Lessee also agrees to keep all fixtures pertaining to the heating, air conditioning, ventilating, electrical, plumbing and sprinkler system (if any) in good order and repair at its sole expense.

The Lessee also agrees to redecorate, paint, and renovate the Premises as may be necessary to keep them in proper condition and good appearance. If any portion of the leased Premises is on the ground level, the Lessee agrees to keep the sidewalks on front of the ground level portion clean and free of obstruction.

The Lessee agrees to return the Premises at the end of the lease term in at least as good condition as Premises were when first leased, normal wear and tear excepted.

15.	SIGNS	The Lessee may place or attach to the Premises signs or other such identification as needed after receiving written permission from the Lessor. Any signs or other form of identification allowed must conform to City or County ordinances governing at the time.

Any damage caused to the Premises by the Lessee’s erecting or removing such signs will be repaired promptly by the Lessee at the Lessee’s expense.

The Lessee also agrees to have any window or glass identification completely removed and cleaned at its expense promptly upon vacating the Premises.

16.	KEYS	The Lessor will give Lessee at least one key to the Premises at the beginning of this lease. The Lessee agrees to account for all keys provided or duplicated and to return all keys to Lessor at once at the end of the lease period. The Lessee agrees that the Lessor or his Agent may keep a master key or passkey to the Premises in accordance with paragraph 21 of this lease. When the

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Premises were leased, one (1) key was given to the Lessee.

17.	PERSONAL PROPERTY	All personal property moved into the Premises by the Lessee shall be at the risk of the Lessee or the owners of the personal property. The Lessee agrees that the Lessor shall not be liable for any damage, loss, or theft of personal property from any cause.

18.	TRASH REMOVAL	The Lessee agrees to keep the entire Premises clean at all times, both inside and out at its sole expense.

19.	ABANDONMENT	The Lessee agrees not to abandon or vacate the Premises during the period of this lease without the Lessor’s prior written approval.

20.	DEFAULT	The Lessee agrees to pay rent at the time, in the amount, and in the manner as agreed upon in Paragraph 3 of this lease. The Lessee also agrees that rent shall be due at the specified time without any notice, bill, reminder, or demand from the Lessor or the Lessor’s Agent.

It is mutually agreed that any one or more of the following enumerated events shall constitute and be referred to as a “Default”:

		(A)	If the Lessee fails to pay rent at the time, in the Amount, and in the manner agreed upon and remains in default for ten (10) days after the stated time; or

		(B)	If the Lessee fails to perform any of the terms or provisions of this lease other than paying rent when due, and fails to cure such default within ten (10) days after receiving written notice of default from the Lessor or the Lessor’s Agent; or

		(C)	If the Lessee is declared bankrupt or insolvent by judicial decree; or

		(D)	If the Lessee takes the benefit of any federal reorganization or composition proceedings; or

		(E)	If the Lessee makes a general assignment for benefit or creditors; or

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(F)	If the Lessee’s leasehold interest in this lease is sold under any process of law; or

(G)	If a trustee in bankruptcy or a receiver is appointed or elected for the Lessee; or

(H)	If the Lessee abandons the Premises; or

(I)	If any materialman’s, mechanic’s or other lien is filed against the leased Premises in connection with any improvements, alterations, or additions made by Lessee pursuant to Paragraph 12 of this lease and the Lessee is responsible for the cost of the improvements, alterations, or additions but allows the lien or liens to stand against the leased Premises and does not secure the discharge of the property from such liens by filing an appropriate bond pursuant to applicable law. If Lessee does file a bond and elects to contest the liens, there shall be no default pending final determination of such disputed matter; then, and in any of the above events, the Lessor at its option may at once terminate this lease by giving written notice to the Lessee. (Notice to terminate in any of the above events may also be given by the Lessor’s attorney or Agent.)

Upon such termination by the Lessor, the Lessor or its Agents shall have the right to enter the Premises, by force if necessary without being liable for trespass, forcible entry or other tort, to re-take possession of the Premises, remove all persons and personal property of the Lessee if the Lessor so desires, and to place a “For Rent” or “For Lease” sign in a place where the sign would be most likely seen by the public.

If termination occurs under any of the above events, the Lessee agrees to grant to the Lessor a lien (in addition to any statutory lien or right to distress that may exist) on all of Lessee’s personal property in or around the Premises to secure payment of rent and performance of the other conditions of this lease which are in default.

The Lessee also agrees to pay all attorney’s fees and all other expenses incurred by the Lessor while enforcing any of the obligations of this lease.

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21.	RIGHT OF RE- ENTRY OR TO DECLARE FULL RENTAL DUE	In the event of a default as described in Paragraph 20 above, then Lessor, besides any other rights or remedies it may have, may at Lessor’s option (a) declare the full rental for the entire term immediately due and payable without prejudice to any other remedies in law or equity available to Lessor, or (b) have the immediate right of re-entry and take possession of the demised Premises immediately and to hold the Premises with the full right to recover from the Lessee all past due rents and any and all damages, including attorney’s fees, as a result of the default. Lessor on re-entry may require that all persons exit the Premises and that all property be transported to and stored at a public warehouse or elsewhere at the cost and for the account of the Lessee. Additionally, the Lessor shall be able to utilize all other rights and remedies available to Lessor under the laws of the State of South Carolina.

22.	RIGHT TO RE-LET	Should Lessee default as set out in Paragraph 20, Lessor may elect to re-enter the leased Premises and attempt to re-let the Premises. Lessor’s only responsibility shall be to offer the Premises for rent and make the usual and normal efforts to re-let the Premises. Lessee shall be liable for any deficiency between the amount of rental received, if any, and the amount which the Lessee is obligated to pay under this lease and for any other damages, including attorney’s fees, suffered by Lessor.

23.	RIGHT TO TERMINATE	In addition to Lessor’s right to re-enter and re-let the Premises, Lessor may elect, upon a default, to terminate this Lease Agreement immediately. In such event, this lease shall be regarded as cancelled as of the date the Lessor serves notice of Lessor’s election to terminate to Lessee. Lessee shall remain liable to Lessor for all rentals, charges and payments accrued to the time of such termination.

The Lessor’s right to terminate this lease is in addition to and not in lieu of any other rights or causes of action that Lessor may have against the Lessee because of a default by the Lessee. If Lessor does not elect to terminate the lease as above provided, then Lessor shall utilize and pursue such other rights as it may have against the

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Lessee under the other terms of this lease, the laws of the United States or the City, County and State in which the leased Premises are located.

24.	DAMAGE TO OR DESTRUCTION OF PREMISES	The Lessee shall notify the Lessor or its agent at once in the event of any fire or other casualty to the leased Premises. If the leased Premises are totally destroyed by fire or other casualty or damaged to such an extent that they become wholly unfit for occupancy under existing building codes and regulations, then this lease may be terminated by either party by giving written notice within 30 days after the occurrence of such fire or other casualty.

If the leased Premises, however, are damaged by fire or other casualty but may be repaired within 30 days from the date of the damage (it being agreed that if such rebuilding or repairs cannot be completed within the 30-day period but the Lessor commenced the rebuilding or repair work without unreasonable delay within the 30-day period and completes the rebuilding or repair with due diligence, such damage shall be deemed rebuilt or repaired within the 30-day period), then the Lessor may notify the Lessee within 30 days of the date of the fire or other casualty of its intention to rebuild or make such repairs and may enter and repair the Premises as quickly as reasonably possible. In this event, rent shall not be due while such rebuilding or repair work is being performed, but shall resume again as soon as the rebuilding or repairs are completed.

It is agreed that if the Premises are damaged only slightly due to fire or other casualty and still fit for occupancy, the Lessor shall repair the damage as quickly as reasonably possible and the Lessee shall continue to pay rent and uphold all other lease provisions.

The Lessee agrees not to claim any compensation from the Lessor or the Lessor’s insurance company because of any inconvenience, annoyance or business interruption arising from the damage, repair, rebuilding, or alteration of any portion of the building.

25.	CONDEMNATION	If the whole or any part of the property of which the leased Premises are a part shall be condemned, taken by court decree or taken by any other lawful authority (including the power of eminent domain), the Lessee shall have no claim or interest in any award of damages or other compensation for such taking.

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If the Lessor in his sole discretion determines that such taking shall render the Premises unfit for the purposes of this lease, the lease shall terminate on the date that possession is taken by public authorities and rent shall be paid through that date.

26.	GOVERNMENTAL ORDERS	The Lessee, at its sole expense, agrees to observe and comply with all laws, ordinances, rules and regulations of the Federal, State, County and Municipal authorities as may apply to the business conducted by the Lessee on the Premises.

27.	ENTRY FOR CARDING, REPAIRS, ETC.	The Lessee agrees that the Lessor may card the Premises “For Sale” at any time and “For Rent” or “For Lease” sixty (60) days prior to the end of this lease. The Lessor may enter the Premises at reasonable hours to show same to prospective purchasers or Lessees and to make repairs required of Lessor under the terms of this lease, or to make repairs to Lessor’s adjoining property, if any.

28.	RIGHT TO MORTGAGE OR LEASE	The Lessee agrees that its rights are subordinate and subject to any bonafide mortgage which now covers the Premises or to any bonafide mortgage which may be placed on the Premises any time in the future by the Lessor and will sign any Lease Subordination Agreement or Estoppel Agreement at the Lessor’s request.

29.	WAIVER OF RIGHTS	The Lessee agrees that no waiver of any conditions of this lease by the Lessor whether implied or in writing shall constitute any further waiver by the Lessor of any other condition of this lease. The rights and remedies created by this lease are cumulative and the use of one remedy does not exclude or waive the right to the use of another.

30.	ZONING	It is agreed that the use of the leased Premises is subject to any applicable zoning ordinances or regulations and set back lines of any governmental authority.

31.	TIME	Time is of the essence of this Agreement.

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32.	NOTICES	It is agreed that all notices regarding this lease shall be sent by certified or registered mail to:

		(A) Notice to Lessor:	NAI Earle Furman, LLC 101 E. Washington Street Greenville, SC 29601
Attn: J. Earle Furman, Jr.

		(B) Notice to Lessee:	Mr. Harry Ussery President
UTI, Inc.
P.O. Box 12205
Greenville, SC 29612-0205

33.	LIENS	The Lessee agrees that Lessee will pay all liens of contractors, subcontractors, mechanics, laborers, materialmen, and other like items and will indemnify Lessor against all legal costs and charges, bond premiums for release of liens, including legal counsel fees reasonably incurred in and about the defense of any suit in discharging the said Premises or any part from any liens, judgments, or encumbrances caused by Lessee.

34.	QUIET ENJOYMENT	Subject to the conditions of this lease, the Lessor agrees that the Lessee may peaceably have, hold and enjoy the Premises, without hindrance by Lessor or Lessor’s Agent.

35.	WRITTEN AGREEMENT	This lease contains the entire agreement between the parties. It may be modified only by an agreement in writing signed by Lessor and Lessee.

36.	CAPTIONS	The marginal captions contained here are for convenience and reference only and are not a part of this lease or to be construed as in any manner limiting or amplifying the terms and provisions of this lease.

37.	LESSOR-AGENT CONDITIONS	The Lessor and Lessee represent and warrant each to the other that neither the Lessor nor the Lessee has dealt or consulted with any real estate broker in connection with the transaction contemplated by this Agreement other than J. Earle Furman, Jr., SIOR and Jonathan A. Good of NAI

11	Lessor Lessee

Earle Furman, LLC and Michael Joseph of Prudential Commercial Real Estate/C. Dan Joyner Company, to whom the Lessor shall pay a commission upon full execution of a lease agreement in the amount specified in their separate written agreement. Without limiting the effect of the foregoing, Lessor hereby agrees to indemnify and hold Lessee harmless from any claim or demand made by any real estate broker or agent claiming to have dealt or consulted with Lessor contrary to the foregoing representation of this Agreement, and the full execution of the lease agreement contemplated hereunder. Similarly, Lessee hereby agrees to indemnify and hold Lessor harmless against any claims or demands made by any real estate broker or agent other than those previously described herein claiming to have dealt or consulted with Lessee contrary to the foregoing representation of this Agreement, and the full execution of the lease agreement contemplated hereunder.

38.	HEIRS AND ASSIGNS	This lease shall bind and have affect to the benefit of the parties named and their respective heirs, executors, administrators, successors and assigns.

39.		Intentionally Left Blank.

40.	HOLD OVER TENANT	If the Lessee holds over and continues in possession at the conclusion of the lease term, or any extension of the term, without any written agreement as to such possession, Lessor shall agree to such possession by acceptance of additional monthly payments and Lessee shall be considered a Lessee from month to month at a rental amount equal to last payment made under the terms of the written lease and shall be subject to all other terms and conditions of this lease. Such tenancy may be terminated by either party upon the giving of 30 days notice in writing to the other party.

41.	SAVING CLAUSE	In the event any provision of this lease is declared or determined to be invalid under the laws governing this lease, the remaining terms and conditions shall remain in full force and effect and shall be binding on the parties hereto.

12	Lessor Lessee

IN WITNESS WHEREOF, the parties named herein have set their hands and seals the year and day first above written.

LESSOR: Robert W. Bruce

/s/	/s/ Robert W. Bruce
Witness	Date: 3-23-04

/s/
Witness

LESSOR: Camperdown Company, Inc.

/s/	By:	/s/ Robert W. Bruce
Witness /s/	Print Name: Its:	ROBERT W. BRUCE President
Witness	Date:	3-23-04

/s/ Witness	LESSEE: UTI Contract Packaging, Division of UTI, Inc.

/s/	By:	/s/ Harry B. Ussery
Witness	Print Name:	HARRY B. USSERY
	Its:	PRESIDENT
	Date:	3/22/04

NOTE: THIS IS A LEGALLY BINDING CONTRACT. IF NOT COMPLETELY UNDERSTOOD, WE RECOMMEND YOU SEEK COMPETENT ADVICE FROM YOUR ATTORNEY.

13	Lessor Lessee

EXHIBIT A

1.	The Lessor shall provide two (2) portable toilets during construction.

2.	The Lessor shall paint and carpet the entire office portion of the Premises.

3.	The Lessor shall deliver the Premises with the electrical, mechanical and plumbing systems in good working order.

4.	The Lessor shall expand the women’s restroom to include three (3) toilets.

5.	The Lessor shall move the electrical panels into Suite G from Suite E.

6.	The Lessor shall install a demising wall between Suite G and Suite E. The square footage of Suite G will be approximately 32,000 square feet after the installation of the demising wall.

7.	The Lessor shall provide one customer restroom in the main office.

Lessor Lessee